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                                                                    Exhibit 10.3

                               ASSIGNMENT OF LEASE

      For valuable consideration, the receipt of which is hereby acknowledged, the undersigned, Meret Optical Communications. Inc,, a California corporation, hereinafter "Assignor," hereby assigns and transfers to Entrada Networks, Inc., a Delaware corporation, hereinafter "Assignee," all of Assignor's right, title and interest in and to that certain lease dated May 2 , 2000, between Bedford Property Investors, Inc,, as Lessor, and Assignor as Lessee (the "Lease"), leasing to Assignor those certain premises commonly known and designated as 10070 Mesa Rim Road. San Deigo Califomia. This Assignment shall be effective as of date Lessor consents to this Assignment, as specified below. Assignor agrees that it shall continue to remain liable under the Lease, as a principal obligor and not as a surety. Further, the undersigned hereby acknowledges that Lessor has not waived its right to consent to any future assignment of the Lease.

Dated: Nov. 1, 2000. ASSIGNOR: Meret Optical Communications, Inc.,
                               a California corporation


                               By: /s/
                               Its: CFO and Secretary

                        ACCEPTANCE OF ASSIGNMENT OF LEASE
                    AND ASSUMPTION OF LIABILITIES THEREUNDER

      Entrada Networks. Inc., a Delaware corporation, as Assignee, hereby accepts the foregoing assignment and agrees to be bound by and to faithfully, timely and fully perform all of the terms, conditions, covenants and agreements contained in the Lease and to pay promptly all rentals and other payments thereunder of whatever nature, and to assume, from and after the effective date hereof, all liabilities and obligations of Assignor as Lessee under said Lease. The foregoing agreements are made to Lessor and to the Assignor. Further, the undersigned acknowledges that Lessor has not waived its right to consent to any future assignments of the Lease.

Dated:   , 2000. ASSIGNEE: Entrada Networks, Inc.,
                           a Delaware corporation


                           By: /s/ Lana Nino
                           Its: CFO

                         CONSENT TO ASSIGNMENT OF LEASE

      Lessor hereby consents to the foregoing assignment to the Assignee designated above of the Lease in consideration of the foregoing agreement of Assignor and Assignee and without waiving its right to consent to future assignments of the Lease. This assignment shall be effective when Assignor and Assignee have duly executed the foregoing "Assignment of Lease" and "Acceptance of Lease and Assumption of Liabilities Thereunder" and shall have delivered to Lessor three (3) complete and fully executed copies of this document, and Lessor shall have consented thereto by signing below.

Dated: November 8, 2000. LESSOR: Bedford Property Investors, Inc.
                                 a Maryland corporation


                                 By: /s/ J. Moore
                                 Its: COO




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                             BUSINESS PARK NET LEASE

      This Business Park Net Lease ("Lease") is entered into by and between "Landlord" and "Tenant" (defined below and collectively the "Parties") and dated for reference purposes only as of May 25, 2000.

                         ARTICLE 1. SALIENT LEASE TERMS

      In addition to the terms defined throughout this Lease, the terms set forth below shall have the following meanings when referred to in this Lease:

1.1   Rent Payment Address: Bedford Property Investors, Lockbox No. 73048 -
                  Canyon Vista, P.O. Box 60000, San Francisco, CA 94160-3048.

1.2   Landlord & Notice Address: Bedford Property Investors, Inc., 270 Lafayette
                  Circle, Lafayette, CA 94549; facsimile number (925) 283-0896.

1.3   Tenant & Notice Address: Meret Optical Communications, Inc., 10070 Mesa
                  Rim Road, San Diego, CA 92121; with copy to Osicom Technologies, Inc., Attn: John Lines, General Counsel and Secretary, 2800 28th Street, Suite 100, Santa Monica, CA 90405

1.4   Premises:   The interior of the Building located at 10070 Mesa Rim Road,
                  San Diego, California, containing approximately 18,643 square feet (the "Rentable Area"), as outlined in Exhibit B.

1.5   Building:   Having an address of 10070 Mesa Rim Road, San Diego,
                  California in which the Premises are located.

1.6   Complex:    Located at 10070 Mesa Rim Road, in the State of California
                  ("State"), consisting of: (i) that parcel of real property on which the Building and Premises are located, and (ii) the Common Area, all as more particularly described in Exhibit A.

1.7   Term:       (A)   July 15, 2000 (the "Commencement Date").
                  (B)   Approximately Sixty-Six (66) months, expiring on
                        January 31, 2006

1.8   Minimum Monthly Rent: (A) Minimum Monthly         Months  1-12: $17,717.00
                                                        Months 13-24: $18,457.00
                                                        Months 25-36: $19,202.00
                                                        Months 37-48: $19,948.00
                                                        Months 49-66: $20,745.00
                            (B) Advance Rent: $17,717.00

1.9   Security Deposit: $41,490.00

1.10  Permitted Use: General office, research, development, testing and assembly uses related to networking products.

1.11  Initial Pro Rata %: One Hundred Percent (100%)

1.12  Landlord's Allowance: $149,144.00

1.13  CC&Rs:       Not Applicable

1.14  Management Fee: Two percent of gross rental revenue

1.15  Broker:      CB Richard Ellis, Inc. and Staubach Corporate Services

1.16  Contents:   This Lease consists of Pages 1 through 14; Articles 1 through
                  34; and Addendum One, Option to Extend the Term; Addendum Two,
                  Satellite Dish Addendum as well as the following Exhibits:

                  Exhibit A - Legal Description of Complex
                  Exhibit B - Plan of the Complex and Floor Plan of the Premises Exhibit C - Work Letter for Construction Obligations
                  Exhibit D - Rules and Regulations

                               ARTICLE 2. PREMISES

      2.1 Demising Clause. Landlord leases to Tenant and Tenant leases from Landlord the Premises upon the terms and conditions set forth in this Lease. The Premises consist of the interior of the Building. The Building and the Common Areas are located on a parcel of land which is described on Exhibit A attached hereto, and is sometimes referred to herein as the "Complex". Landlord reserves the area beneath and above the Building and the exterior thereof, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements located in and about the Building serving the Premises and other parts of the Complex, so long as such items are concealed by walls, flooring or ceilings. Such reservation in no way affects the maintenance obligations imposed herein. Landlord may change the shape, size, location, number and extent of the improvements to any portion of the Complex, including the Building, without the consent of Tenant and without affecting Tenant's obligations hereunder; provided that no such changes shall affect the interior of the Building (other than changes necessitated as a result of Landlord's repair and maintenance obligations hereunder), and no such changes shall materially and adversely impact Tenant's use of, parking for, or access to, the Building, unless otherwise required of Landlord by applicable Laws and Regulations. In this Lease "Landlord Parties" means Landlord's directors, officers, employees, shareholders, contractors, property managers, agents, Lenders, and other lien holders, but excluding other tenants in the Complex, and "Tenant Parties" means Tenant's directors, officers, employees, partners, shareholders, invitees, agents, contractors, assigns, subtenants or occupants.

      2.2 Covenants, Conditions and Restrictions. The Parties agree that this Lease is subject and subordinate to the effect of: (a) any covenants, conditions, restrictions, easements, Security Instruments, and any other matters or documents of record, including the CC&Rs, and all amendments or modification thereto (collectively, the "Restrictions"); (b) zoning and other laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent. Tenant agrees that as to its leasehold estate, Tenant and all persons in possession or holding under Tenant will conform to and will not violate the terms of any Restrictions.

                         ARTICLE 3. TERM AND POSSESSION

      3.1 Commencement Date. The Term of this Lease shall start on the Commencement Date specified in Article 1.7 (A) and shall be for the term specified in Section 1.7 (B) hereof, plus any partial month at the commencement of the Term. Rent for the partial month



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

at the commencement of the Term shall be prorated, and shall be based upon the Minimum Monthly Rent set forth in Section 1.8(A) for the first month of the Term.

      3.2 Pre-Term Possession. Landlord shall deliver possession of the Premises to Tenant as soon as reasonably possible following the full execution hereof, and Tenant shall have the right during the period between the date Landlord delivers possession of the Premises to Tenant and the Commencement Date of the Lease to perform such improvements, alterations and additions to the Premises as Tenant shall desire, pursuant to Exhibit C hereto. During any such period of pre-term possession by Tenant, all terms and conditions of the Lease shall apply, including Tenant indemnities under the Lease and Tenant's payment of utilities, but excluding the payment of other Rent.

                                 ARTICLE 4. RENT

      4.1 Payment. Tenant shall pay to Landlord the Minimum Monthly Rent specified in Section 1.8 (A) and the Additional Rent as set forth in Articles 5 through 8 and elsewhere in this Lease (the Minimum Monthly Rent and the Additional Rent are collectively referred to as "Rent"). Minimum Monthly Rent is payable in advance on the first day of each month of the Term at the Rent Payment Address or such other address specified by Landlord. If the Term commences on other than the first day of the month, the Rent for the first partial month shall be prorated accordingly. All Rent is payable in lawful money of the United States.

      4.2 No Set Off. Rent shall be paid without prior notice, demand, deduction, setoff, offset, counterclaim, recoupment, suspension or abatement except as expressly provided in Articles 12 and 20.

      4.3 Advance Rent. The amount specified in Section 1.8 (B) is paid to Landlord upon execution of this Lease as advance Rent; provided, however, that such amount shall be held by Landlord as a Security Deposit pursuant to the Lease until it is applied by Landlord to the Minimum Monthly Rent.

      4.4 Late Charges; Interest. Tenant acknowledges that late payment of Rent or other sums due under the Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount being extremely difficult and impractical to fix. Such costs include processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance covering the Premises, and interest costs. If Landlord does not receive any Rent or other sums due from Tenant on the due date, Tenant shall pay to Landlord an additional sum of ten percent of such Rent or other sum as a late charge. The Parties agree that this late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of Tenant's late payment. Accepting any late charge does not waive Tenant's default with respect to the overdue amount or prevent Landlord from exercising any other rights or remedies available to Landlord. In addition to the late charge, Tenant shall pay interest at the rate of 10 percent per annum on any Rent or other sum not paid within 30 days of the date due. Notwithstanding the foregoing, no more often than once during each twelve (12) month period during the Term hereof, Landlord shall provide Tenant with Notice that Tenant has failed to pay to Landlord the Rent or other sums due from Tenant on the due date and, provided that Tenant pays such Rent or other sums due from Tenant to Landlord within five (5) days following Tenant's receipt of Landlord's Notice, Landlord agrees not to assess the aforementioned late charge to Tenant.

                                ARTICLE 5. TAXES

      5.1 Definition. The terms "Real Property Taxes" or "Taxes" as used in this Lease include all of the following, but do not include any tax levied upon the net income or profits of Landlord:

            (a) Present and future Real Property Taxes on the Building, the Complex, the Common Areas, the land on which the Building is situated and the various estates in the Building and the land, including this Lease, as well as all personal property taxes levied on the property used in the operation of the Building, Complex, Common Areas or land;

            (b) The cost to Landlord of contesting the amount, validity, or applicability of any Taxes;

            (c) General or special assessments, improvement or other bonds, commercial and gross rental tax, levy, or tax imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Landlord in the Building, the Complex, the Common Areas or in the real property of which the Building is a part, as against Landlord's right to Rent or other income therefrom, or as against Landlord's business of leasing the Premises, Building, the Complex or the Common Areas;

            (d) Any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant, of any part of the Premises, Building, the Common Areas or Complex; and

            (e) Any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes.

      5.2 Assessments. Only the current amount of any general or special assessments and statutory interest (prorated for any partial year) that comprise a part of the Taxes and are paid in annual or semi-annual installments shall be included within the computation of Taxes for which Tenant is responsible.

      5.3 Tax Payments. Tenant shall pay as Additional Rent to Landlord, in the time and manner specified in Section 5.4, below, One Hundred Percent (100%) of all Real Property Taxes applicable to the Complex, including the Building, the parking and Common Area, as well as the improvements on all of said land, or otherwise arising under the provisions of this Article (hereinafter, the "Tenant's Share").

      5.4 Estimated Payments. Landlord shall reasonably estimate the Taxes due for the forthcoming calendar year and collect from Tenant on a monthly basis, along with Tenant's payment of Minimum Monthly Rent, one-twelfth (1/12) of the amount of Tenant's estimated yearly Tax obligation. About May 1 of each year during the Term (or as soon thereafter as is reasonably practicable), Landlord will provide Tenant with a reconciliation of Tenant's account with respect to such estimated Tax payments. If it is established upon such reconciliation that Tenant has not paid enough estimated Taxes to cover Tenant's Share for the year in question, Tenant shall pay to Landlord the full amount of such shortage within ten days of billing. If it is established that Tenant has overpaid its Tax obligation, Tenant will receive a credit applicable to the next ensuing estimated Tax payments or a refund of the amount if the Term has expired.

      5.5 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Building or elsewhere. When possible, Tenant shall cause such trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's personal property shall be assessed with Landlord's real property, or if any other Taxes or taxes which are payable by Tenant pursuant to this Lease or otherwise are assessed against Landlord or Landlord's real property, Tenant shall pay Landlord the Taxes and other taxes attributable to Tenant within ten days after receipt of a written statement setting forth the amount owed.

      5.6 Net Rent. It is the intention of the Parties that the Rent received by Landlord be net of any Taxes of any sort to be paid by Landlord. If it is not lawful for Tenant to reimburse Landlord for any of the Taxes, the Minimum Monthly Rent shall be increased by the amount equal to the Tenant's Share of Taxes so as to net to Landlord the amount which it would have received if Tenant had been able to pay Tenant's Share of Taxes to Landlord as contemplated herein.


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

                  ARTICLE 6. COMMON AREAS AND COMMON AREA COSTS

      6.1 Definitions

            (a) "Common Area" include all areas and facilities outside the Building, within the exterior boundaries of the Complex, that are provided by Landlord for the general use and convenience of Tenant and its authorized representatives and invitees. Common Area includes driveways, parking areas, sidewalks, and landscaped areas, all as generally described or shown on Exhibit B attached hereto. Exhibit B is tentative, and Landlord reserves the right to make alterations to it from time to time. Common Area also includes systems within the Building and Complex that serve the Building and Complex, such as plumbing, fire sprinkler, HVAC and irrigation systems.

            (b) "Common Area Costs" are all costs incurred by Landlord for: (i) maintenance, repair, replacement, improvement, or operation of the Complex, except for Landlord's maintenance obligation under Section 19.1; (ii) refuse disposal; (iii) property owner's association dues or assessments imposed upon Landlord by any Restrictions; (iv) liability and other insurance for the Complex not covered in Section 8.4; (v) security services for the Complex; (vi) upgrading the utility, efficiency or capacity of any utility or telecommunication system serving the Complex; (vii) the Management Fee set forth in Section 1.14; (viii) any other costs or fees reasonably related to the use, operation or enjoyment of any part of the Complex; (ix) any insurance deductibles for repairs under Article 12 or elsewhere in the Lease; and (x) amortized Capital Costs.

            (c) "Pro Rata %" is a fraction where the numerator is the Rentable Area of the Premises and the denominator is the sum of the rentable areas of the Buildings in the Complex using the Common Area or for whose benefit the Common Area Cost in incurred. Tenant's Initial Pro Rata % is stated in Section 1.11 and is One Hundred Percent (100%). The Pro Rata % may change from time to time if the size of the Premises shall change.

            (d) "Capital Costs" are any (i) expenditures that do not recur more frequently than at five year intervals in the normal course of operation and maintenance of the Complex; (ii) costs of capital improvements made by Landlord to the Complex for the purpose of reducing recurring expenses or utility costs; and/or (iii) costs of capital improvements made by Landlord that are required by governmental law, ordinance, regulation or mandate now or hereafter in effect, that was not applicable to the Complex at the time of the original construction. The portion of Capital Costs to be included each year in Common Area Costs is that fraction allocable to the calendar year in question calculated by amortizing the cost over the useful life of such improvement, as reasonably determined by Landlord, with interest on the unamortized balance at ten per cent per annum.

      6.2 Rights and Duties of Landlord. Landlord shall maintain the Common Area, establish and enforce reasonable rules and regulations therefore, close any of the Common Area to whatever extent required in Landlord's reasonable opinion to prevent a dedication of or the accrual of any rights of any person or of the public to the Common Area, close temporarily any of the Common Area for maintenance purposes, and make changes to the Common Area, including changes in the location of driveways, entrances, exits, vehicular parking spaces, parking area, the direction of the flow of traffic or construction of additional buildings thereupon, in a manner Landlord deems proper in its opinion; provided that no such changes shall materially and adversely affect Tenant's access to, or parking for, the Premises, unless Landlord is required to make such changes as a result of applicable Laws and Regulations. Tenant hereby acknowledges that Landlord is under no obligation to provide security for the Common Area but may do so at its option as a Common Area Cost.

      6.3 Payments by Tenant. As Additional Rent, Tenant shall pay Landlord its "Pro Rata Share", being the product of the Pro Rata % times Common Area Costs, along with Tenant's payment of Minimum Monthly Rent. Landlord shall reasonably estimate Tenant's Pro Rata Share of the Common Area Costs for the forthcoming calendar year and collect from Tenant, on a monthly basis along with Tenant's payment of Minimum Monthly Rent, one-twelfth (1/12) of Tenant's yearly Pro Rata Share of Common Area Costs. Landlord will provide a reconciliation of Tenant's account at least annually. If the reconciliation shows Tenant's account does not cover Tenant's Pro Rata Share for the period estimated, Tenant shall immediately pay Landlord any deficiency. Any excess indicated by the reconciliation shall be credited to Tenant's account to reduce the estimated payments for the next ensuing period, or if excess is determined at the end of the Term, it shall be refunded to Tenant.

      6.4 Refuse Disposal. Tenant shall pay Landlord, within ten days of being billed therefore, for the removal from the Common Area, the Complex, or the Building of any amounts of refuse or rubbish that Tenant has generated and has failed to have removed on a weekly basis at its sole cost and expense.

      6.5 Audit Rights. Tenant shall have the right, at its own cost and expense and no more often than once each calendar year, to audit Landlord's books and records with respect to the Common Area Costs incurred by Landlord in the operation and maintenance of the Complex for the preceding calendar year only, in accordance with the following procedure. Tenant shall provide Landlord with Notice of its desire to so perform an audit within ninety (90) days following Tenant's receipt of the reconciliation statement referenced in Section 6.3, above, and if Tenant fails to so Notice Landlord it shall be deemed to have waived its right to audit hereunder. In the event that Tenant desires to so audit Landlord's books and records, Tenant shall provide Landlord with not less than ten (10) days prior written Notice of its intent to audit Landlord's books and records. Any such audit shall be performed at Landlord's principal place of business (or such other place as Landlord's books and records are kept), and shall be performed by a certified public accountant. The results of such audit shall be presented to Landlord, along with the work papers of the certified public accountant performing the audit. Landlord shall have not less than ten
(10) business days thereafter to review the result of the audit and to inform Tenant in writing of whether or not Landlord accepts the result of such audit. In the event that Landlord provides Tenant with written Notice that it accepts the results of such audit within such ten business day period, it shall be deemed that Landlord and Tenant agree to the results of such audit, and within ten (10) business days thereafter, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, as applicable, any overpayment or underpayment of the Tenant's Pro Rata Share of Common Area Costs for the preceding calendar year as revealed by the audit. In the event that Landlord either (i) fails to provide Tenant with such Notice within such ten (10) business day period, or (ii) provides Tenant with Notice that Landlord disputes the results of such audit within such ten
(10) business day period, Landlord and Tenant shall meet as soon as practicable thereafter to review Landlord's objections to the validity of such audit and to attempt to reach agreement with respect to the results of the audit. Following agreement between Landlord and Tenant as to the results of the audit, within ten
(10) business days thereafter, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, as applicable, any overpayment or underpayment of the Tenant's Pro Rata Share of Common Area Costs for the preceding calendar year as mutually agreed to by Landlord and Tenant.

                      ARTICLE 7. ASSIGNMENT AND SUBLETTING

      7.1 Restriction on Transfer. Except as expressly provided in Article 7, Tenant will not, either voluntarily or by operation of law, assign, mortgage, hypothecate, encumber or otherwise transfer this Lease or any interest herein or sublet or license the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any of which are referred to as a "Transfer"), without the prior written consent of Landlord. For purposes of this Article, if Tenant is a corporation, limited liability company, partnership or other entity any transfer, assignment, encumbrance or hypothecation of fifty percent or more (individually or in the aggregate) of any stock or other ownership or beneficial interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership, beneficial or voting interest in such entity, will be deemed a Transfer and will be subject to all of the restrictions and


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provisions contained in this Article. The immediately preceding sentence will not apply to public corporations, the stock of which is traded through a public exchange or over the counter system. Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent but upon not less than ten (10) days prior written Notice to Landlord, assign this Lease or sublet all or a portion of the Premises to any "Affiliate" (as defined below) of Tenant. In addition, in the event that Tenant determines to offer the capital stock of Tenant in an initial public offering of such stock (an "IPO"), or following such initial public offering of such stock to trade such stock through a public exchange or over the counter system (the "Public Trading"), no such IPO or Public Trading shall be deemed to be a Transfer requiring Landlord's consent hereunder; provided that Tenant shall provide Landlord with not less than ten (10) days prior written Notice of any IPO. As used herein, an "Affiliate" of Tenant shall be deemed to be any entity controlling, controlled by, or under common control with, Tenant. As used herein, "control" shall mean the ownership of more than fifty percent (50%) of the outstanding and issued shares or other interests in the applicable entity.

      7.2 Transfer Notice. If Tenant desires to effect a Transfer, at least 30 days prior to the date when Tenant desires the Transfer to be effective (the "Transfer Date"), Tenant will give Notice (the "Transfer Notice"), stating the name, address and business of the proposed assignee, subtenant or other transferee (the "Transferee"). The Notice must contain information in such detail as Landlord may reasonably require concerning the character, ownership, and financial condition of Transferee (including references), the Transfer Date, any relationship between Tenant and Transferee, and a draft of the "Transfer Agreement" showing the consideration and other terms of the proposed Transfer.

      7.3 Landlord's Options. Within fifteen days of receipt of a Transfer Notice, and any additional information reasonably requested by Landlord concerning the Transferee's financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (ii) refuse such consent, which refusal shall be on reasonable grounds; or (iii) terminate this Lease as to the portion of the Premises which is proposed to be sublet or assigned and recapture that portion of the Premises for reletting by Landlord. Tenant agrees that it is reasonable for Landlord to deny consent to a proposed Transfer on any of the following grounds, which list is not exclusive:

            (a) The financial strength of the proposed Transferee is not comparable to that of Tenant at the time of execution of this Lease;

            (b) A proposed Transferee whose occupation of the Premises would cause a diminution in the reputation of the Complex;

            (c) A proposed Transferee whose impact on the common facilities or the efficiency or effectiveness of any utility or telecommunication system serving the Building or the Complex would be adverse, disadvantageous, in excess of the impact of Tenant and Tenant's operations or require improvements or changes in any utility or telecommunication capacity currently serving the Building or the Complex;

            (d) A proposed Transferee whose use presents any risk of violation of Article 16;

            (e) A proposed Transferee whose occupancy will require a variation in the terms of this Lease (e.g., a variation in the use clause) or which otherwise adversely affects any interest of Landlord;

            (f) The existence of any default by Tenant under any provision of this Lease;

            (g) A proposed Transferee who is or is likely to be, or whose business is or is likely to be, subject to compliance with additional laws or other governmental requirements beyond those to which Tenant or Tenant's business is subject; or

            (h) The proposed Transfer, or Landlord's consent thereto, would result in Landlord's breach of an existing agreement with a third party.

      7.4 Additional Conditions. A condition precedent to any Transfer will be the delivery to Landlord of a true copy of the fully executed Transfer Agreement that does not differ materially from that provided pursuant to Section 7.2. Tenant undertaking the transfer ("Transferor") agrees to pay Landlord, as Additional Rent, 60 percent of all sums and other consideration payable to and for the benefit of Tenant by the Transferee in excess of the Rent payable under the Lease for the same period and portion of the Premises. In calculating excess Rent or other consideration which may be payable to Landlord under this paragraph, Tenant will be entitled to deduct a monthly amortization of commercially reasonable third party brokerage commissions and attorney's fees and other amounts reasonably and actually expended by Tenant in connection with the Transfer if acceptable written evidence of such expenditures is provided to Landlord. No Transfer will release Transferor (or any prior Transferor) of Tenant's obligations under this Lease or alter the primary liability of Transferor (or any prior Transferor) to perform all obligations to be performed by Tenant hereunder. Landlord may require that Transferee remit directly to Landlord on a monthly basis, all monies due Transferor by said Transferee. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by Transferee, Tenant or any successor of Tenant in the performance of any other terms hereof, Landlord may proceed directly against Transferor (or any prior Transferor) without the necessity of exhausting remedies against Transferee or successor. If Tenant requests the consent of Landlord to a Transfer, Tenant will pay Landlord an administrative fee of Two Hundred Fifty Dollars ($250.00) concurrent with the request, plus Landlord's reasonable attorney's fees.

      7.5 Recapture. By Notice to Tenant (the "Termination Notice") within thirty days after Landlord receives the information specified in Section 7.2, Landlord may terminate this Lease in the event of an assignment of this Lease or sublet of the entire Premises, or terminate this Lease as to the portion of the Premises to be sublet, if the sublet is for less than the entire Premises. If Landlord elects to terminate this Lease to the portion of the Premises to be sublet, an amendment to this Lease shall be executed restating the description of the Premises and reducing Tenant's obligations for Rent and other charges in proportion to the reduction in rentable area of the Premises caused thereby. If Landlord elects a whole or partial termination hereunder, Landlord may enter into a new lease covering the Premises or the affected portion thereof with the intended Transferee on such terms as Landlord and such person may agree or enter into a new lease covering the Premises with any other person. In such event, Tenant shall not be entitled to any portion of the profit that Landlord may realize on account of such termination and reletting. Upon the termination of this Lease, the Parties shall have no further obligations to each other under this Lease except for matters occurring or obligations arising prior to the date of such termination. Notwithstanding the foregoing, neither (i) any assignment of this Lease or sublet all or a portion of the Premises to any Affiliate of Tenant, nor (ii) any transfer of the capital stock of Tenant in an IPO or pursuant to Public Trading, shall entitle Landlord to exercise its recapture rights under this Section 7.5.

                          ARTICLE 8. PROPERTY INSURANCE

      8.1 Landlord's Insurance. In addition to any other insurance Landlord elects to maintain, Landlord agrees to maintain commercial property insurance covering the Building against broad form causes of loss. Such insurance shall be issued in the names of Landlord and its lender, as their interests appear, and shall be for the sole benefit of such parties and under their sole control.

      8.2 Use of Premises. No use shall be made or permitted to be made on the Premises, nor acts done, by Tenant or any of its invitees, contractors or agents which will increase the existing rate of insurance upon the Building or upon any other improvement in the Complex or cause the cancellation of any insurance policy covering the Building, or any improvement in the Complex, or any part thereof.


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Tenant or Tenant Parties shall not sell, or permit to be kept, used or sold, in or about the Premises and Building, any article that may be prohibited by commercial property insurance, special form policies. At its sole cost and expense, Tenant shall comply with all requirements of any insurance company, necessary to maintain reasonable property damage and commercial general liability insurance covering the Premises, Building, or Complex.

      8.3 Increase in Premiums. Tenant agrees to pay to Landlord, as Additional Rent, any increase in premiums on policies which may be carried by Landlord on the Premises, the Building or the Complex, or any blanket policies which include the Building or Complex, covering damage thereto and loss of Rent caused by fire and other perils, resulting from the nature of Tenant's occupancy or any act or omission of Tenant. All payments of Additional Rent by Tenant to Landlord pursuant to this Section shall be made within ten days after receipt by Tenant of Landlord's billing therefore.

      8.4 Pro Rata Share of Premiums. Tenant shall pay to Landlord, as Additional Rent, its pro rata share of all insurance premiums for the Landlord's commercial property insurance and other insurance carried by Landlord, if any, covering the Complex (the "Complex Insurance Premium"), including, without limitation, any increases thereof, regardless of the nature or cause of such increase. Tenant will pay such costs as set forth in Section 8.5. Such pro rata share is defined as a fraction of the Complex Insurance Premium in which the numerator is the Rentable Area of the Premises and the denominator is the total rentable areas in all other properties to which the Complex Insurance Premium is applicable. If the property insurance carried by Landlord for the Complex is a blanket policy covering other properties not related to the Complex, the Complex Insurance Premium shall be calculated as that portion of such blanket policy insurance premium which, in Landlord's good faith judgment, is properly allocable to the Complex. These sums due shall be in addition to sums due under the previous Section of this Lease.

      8.5 Estimated Payments. Landlord shall reasonably estimate the amount of Complex Insurance Premiums to be due for any calendar year from Tenant during the term hereof and Tenant shall pay to Landlord, on a monthly basis, along with payment of Tenant's Minimum Monthly Rent, one-twelfth (1/12) of the amount of Tenant's estimated insurance premium obligation. Prior to May 1 of each year (or as soon thereafter as reasonably practicable), Landlord shall provide Tenant with a reconciliation of Tenant's account along with a billing for any shortage in the event of a deficiency or statement for credit applicable to the next ensuing insurance premium payments, if an overpayment has been made by Tenant.

                          ARTICLE 9. TENANT'S INSURANCE

At its expense, Tenant shall obtain and keep in force during the Term, and provide coverage after expiration of the Term for events occurring during the Term, the following insurance, on an occurrence basis, against claims for injuries to persons or damages to property that may arise from or in connection with the Tenant's operation and use of the Premises:

            (a) Commercial Property policy with Special Form causes of loss covering: (i) business personal property, leasehold improvements on a replacement cost basis, subject to a deductible no greater than $5,000; and (ii) business income and extra expense equal to at least one year's gross revenue from Tenant's operations on the Premises; which policy shall include waiver of subrogation rights of insurer against Landlord consistent with Section 11.2.

            (b) Commercial General Liability policy for bodily injury, personal injury an property damage with limits of not less than $1,000,000 per occurrence and $2,000,000 annual aggregates on a per location basis. Endorsements satisfying the following requirements shall be affixed: (i) Landlord, Lender and any other party designated by Landlord (including Landlord's property manager) shall be named as additional insureds; (ii) Tenant's policy shall be primary, not contributing with, and not in excess of any other applicable insurance carried by Landlord; (iii) Tenant's policy shall extend to and include injuries to persons and damage to property arising in connection with any alterations or improvements to or about the Premises performed by or on behalf of Tenant; and
(iv) Tenant's policy shall include contractual liability coverage.

            (c) Business Auto Liability covering all owned, non-owned and hired vehicles with a limit of $1,000,000 per accident.

            (d) Workers' Compensation on a statutory basis and Employers' Liability with $1,000,000 per accident for bodily injury and diseases.

            (e) Umbrella Liability with a $3,000,000 per occurrence/annual aggregate limit.

                    ARTICLE 10. INSURANCE POLICY REQUIREMENTS

All insurance policies to be carried by Tenant hereunder shall conform to the following requirements:

            (a) The insurer in each case shall carry a designation in "Best's Insurance Reports" as issued from time to time throughout the Term as follows:
Policyholders' rating of A; financial rating of not less than VII;

            (b) The insurer shall be qualified to do business in the State;

            (c) The policy shall be in a form and include such endorsements as are acceptable to Landlord;

            (d) Certificates of insurance shall be delivered to Landlord at commencement of the term and certificates of renewal at least 30 days prior to the expiration of each policy; and

            (e) Each policy shall require that Landlord be notified in writing by the insurer at least 30 days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried.

          ARTICLE 11. INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

      11.1 Intent and Purpose. The Parties intend to completely assign the risk of loss, whether resulting from negligence of the Parties or otherwise, to the party who the Lease obligates to cover the risk of such loss with insurance. The object of the indemnity and waiver of claims provisions of this Lease is to assign the risk for a particular casualty to the party obligated to carry the insurance for such risk (which is not a limitation of the assignment of the risk), without respect to the causation thereof.

      11.2 Waiver of Subrogation. The Parties release each other from any claims for damage to the Premises, Building and Complex, and to the furniture, fixtures, and other business personal property, Tenant's improvements and alterations of either Landlord or Tenant, in or on the Premises, Building and Complex, and for loss of income, to the extent such damages or loss are actually covered by insurance policies maintained by the Parties or that would have been covered by insurance policies required of the Parties under this Lease.

      11.3 Tenant's Indemnity. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against all actions, claims, demands, damages, liabilities, losses, penalties, or expenses of any kind ("Claims") which may be brought or imposed upon Landlord or which Landlord may pay or incur by reason of injury to person or property, from whatever cause including the negligence of


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Tenant or any of Tenant's Parties, in any way connected with the condition or use of the Premises, or Alterations, improvements or personal property therein or thereon, including any liability or injury to the person or property of Tenant or Tenant Parties. Notwithstanding anything to the contrary set forth above, in no event shall Tenant be required to indemnify Landlord under this
Section 11.3 from and against any loss, cost, liability or damage caused by the negligence or willful misconduct of Landlord.

      11.4 Waiver of Claims. Except as arising from the gross negligence or willful misconduct of Landlord, Tenant releases and waives all claims against Landlord for damages or injury from any cause arising at any time, including the negligence of the Parties, for damages to goods, wares, merchandise and loss of business in, upon or about the Premises or Complex and injury to Tenant, its agents, employees, invitees or third persons, in, upon, or about the Premises or Complex. It is understood and agreed that the release set forth herein extends to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, and Tenant expressly waives all rights under Section 1542 of the Code which reads as follows:

      "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      11.5 References. Wherever the term Landlord, Tenant or the Parties is used in this Article, and such party is to receive the benefit of a provision of this Article, such term shall also refer also to the Party's officers, directors, shareholders, employees, partners, agents, mortgagees and other lienholders.

                             ARTICLE 12. DESTRUCTION

      12.1 Rights of Termination. If the Premises suffers an Uninsured Property Loss or a property loss which cannot be repaired within 195 days from the date of destruction, as determined by Landlord, Landlord may terminate this Lease as of the date of the damage (the "Loss Date") upon Notice to Tenant. If the Premises cannot be repaired within 195 days of the Loss Date, as determined by Landlord and stated in Landlord's Notice to Tenant, Tenant may elect to terminate this Lease by Notice to Landlord given within 20 days of Landlord's Notice that the restoration time will exceed 195 days. Landlord's Notice shall be given within 45 days of the Loss Date or as soon thereafter as the restoration time can be determined, but in no event later than 65 days following the Loss Date. "Uninsured Property Loss" is any damage or destruction for which the insurance proceeds available to Landlord are insufficient to pay for the repair or reconstruction of the Premises.

      12.2 Repairs. In the event of a casualty that may be repaired within 195 days from the Loss Date, or if the Parties do not elect to terminate this Lease under Section 12.1, this Lease shall continue in full force and effect and Landlord shall promptly undertake to make repairs to reconstitute the Premises to as near as practicable to the condition as existed prior to the Loss Date. The partial destruction shall in no way void this Lease except, to the extent of Landlord's recovery under its rent abatement insurance for the Premises, Tenant shall be entitled to a proportionate reduction of Minimum Monthly Rent and any Additional Rent following the property loss until the time the Premises are restored. The reduction amount will reflect the degree of interference with Tenant's business. As long as Tenant conducts business in the Premises, there shall be no abatement until the Parties agree on the amount thereof. If the Parties cannot agree within 45 days of the Loss Date, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Landlord shall within ten days thereafter refund to Tenant any sums due in respect of the reduced Rent from the date of the property loss. Landlord's obligations to restore shall in no way include any construction originally performed by Tenant or subsequently undertaken by Tenant (including, without limitation, any improvements to the premises made by Tenant pursuant to Exhibit C hereto), but shall include solely that property constructed by Landlord prior to commencement of the Term.

      12.3 Repair Costs. The cost of any repairs to be made by Landlord pursuant to Section 12.2 shall be paid by Landlord using available insurance proceeds.

      12.4 Waiver. Tenant hereby waives all statutory or common law rights of termination in respect to any partial destruction or property loss which Landlord is obligated to repair or may elect to repair under the terms of this Article. Further, in event of a property loss occurring during the last two years of the original term hereof or of any extension, Landlord need not undertake any repairs and may cancel this Lease unless Tenant has the right under the terms of this Lease to extend the term for an additional period of at least five years and does so within 30 days of the date of the property loss.

      12.5 Landlord's Election. If the Complex or Building is destroyed by more than 35 percent of the replacement cost, Landlord may elect to terminate this Lease, whether the Premises are damaged or not, as set forth in Section 12.1. A total destruction of the Complex or the Premises terminates this Lease.

                       ARTICLE 13. ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of less than the full Rent due hereunder shall be deemed to be other than on account of the earliest due Rent. No endorsement or statement on any check or any letter accompanying any such check or payment will be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy available in this Lease, at law or in equity. Landlord may accept partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure ("CCP") Section 1161, et seq., or any successor statute.

                          ARTICLE 14. SECURITY DEPOSIT

      14.1 Payment on Lease Execution. On execution of the Lease Tenant shall pay Landlord the Security Deposit. This sum is a deposit securing Tenant's performance of the Lease and shall remain the sole and separate property of Landlord until actually repaid to Tenant (or at Landlord's option the last assignee, if any, of Tenant's interest hereunder). Tenant does not earn said sum until all conditions precedent for its payment to Tenant have been fulfilled. As this sum both in equity and at law is Landlord's separate property, Landlord is not being required to keep it separate from its general accounts or pay interest for its use. If Tenant fails to pay Rent or other charges when due hereunder, or otherwise defaults with respect to any provision of this Lease, including and not limited to Tenant's obligation to restore or clean the Premises following vacation thereof, at Landlord's election, Tenant shall be deemed not to have earned the right to repayment of the Security Deposit, except those portions not used by Landlord for the payment of any Rent or other charges in default, or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Landlord may retain such portion of the Security Deposit as it reasonably deems necessary to restore or clean the Premises following vacation by Tenant. The Security Deposit is not to be characterized as Rent until and unless so applied to a default by Tenant.

      14.2 Restoration of Deposit. If Landlord elects to use or apply all or any portion of the Security Deposit as provided in Section 14.1, Tenant shall within ten days after written demand therefore pay to Landlord in cash, an amount equal to that portion of the Security Deposit used or applied by Landlord, and Tenant's failure to so do shall be a material breach of this Lease. The ten day notice specified in the preceding sentence shall insofar as not prohibited by law, constitute full satisfaction of notice of default provisions required by law or ordinance.


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                                 ARTICLE 15. USE

The Premises may be used and occupied only for the purposes specified in Section
1.10 and for no other purpose. Tenant shall not use or permit the use of the Premises in any manner that will disturb any adjoining property owner or its tenants, or obstruct or interfere with the rights of other property owners or their tenants, or injure or annoy them or create any unreasonable smells, noise or vibrations. Tenant shall not allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance or waste in, on or about the Premises, Building or Complex.

                ARTICLE 16. COMPLIANCE WITH LAWS AND REGULATIONS

      16.1 Tenant's Obligations. At its sole cost and expense, Tenant shall comply with all of the requirements of all municipal, state, federal, and quasi-governmental authorities and utility providers now in force, or which may hereafter be in force, affecting the Premises and/or Tenant's use thereof including those pertaining to Tenant Parties, and faithfully observe in the use or occupancy of the Premises all municipal ordinances and state and federal statutes, laws and regulations now or hereafter in force, including the Environmental Laws and the Americans with Disabilities Act, 42 U.S.C. 'SS''SS' 12101-12213 (collectively the "Laws and Regulations"). Tenant's obligation to comply with and observe the Laws and Regulations shall apply regardless of whether such Laws and Regulations regulate or relate to Tenant's particular use of the Premises or relate to the use of premises in general, and regardless of the cost thereof. A judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any Laws and Regulations pertaining to the Premises have been violated, is conclusive of that fact as between Landlord and Tenant.

      16.2 Condition of Premises. Tenant hereby accepts the Premises in "AS IS" condition as of the date of occupancy, subject to all applicable Laws and Regulations, Restrictions, and requirements in effect during any part of the Term regulating the Premises, and without representation, warranty or covenant by Landlord, express or implied, as to the condition, habitability or safety of the Premises, the suitability or fitness thereof for their intended purposes. Tenant acknowledges that the Premises in such condition are in good and sanitary order, condition and repair.

      16.3 Hazardous Materials.

            (a) Definitions.

                  (i) "Environmental Laws" means any federal, State, local or administrative agency ordinance, law, rule or regulation, order or requirement relating to Hazardous Materials, radioactive materials, medical wastes, or which deal with air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

                  (ii) "Hazardous Materials" mean any substance, chemical, waste or material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any of the Environmental Laws, including formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum products, crude oil, natural gas, radioactive materials, radon, asbestos or any by-product of same.

                  (iii) "Losses" mean claims, liability, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses (including property damage, diminution in value of Landlord's interest in the Premises, Building or Complex, damages for the loss of use of any space or amenity within the Premises, Building, or Complex, damages arising from any adverse impact on marketing space in the Complex, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including Professional Fees and expenses.

                  (iv) "Release" means generation, discharge, disposal, release, deposit, transport, or storage of Hazardous Materials.

            (b) Use of Hazardous Materials. Tenant shall use and store in the Premises and Complex only ordinary and general office and cleaning supplies which may contain Hazardous Materials, in normal and customary amounts. Tenant shall not use, store or Release in, on or around the Premises, the Building or the Complex, any other Hazardous Materials except for those Hazardous Materials which have been previously approved by Landlord in writing (which approval may be withheld in Landlord's sole and absolute discretion) and which are reasonably necessary for Tenant's business. Landlord has not approved the use by Tenant of any Hazardous Materials other than only ordinary and general office and cleaning supplies which may contain Hazardous Materials, in normal and customary amounts. All Hazardous Materials approved by Landlord for use by Tenant shall be limited to quantities consistent with the approved use of the Premises and shall be used, stored and disposed of in full compliance with all Environmental Laws. Tenant shall not install any tanks under or on the Premises for the storage of Hazardous Materials without the written consent of Landlord, which may be given or withheld in Landlord's sole discretion. Upon the expiration or earlier termination of this Lease, Tenant shall promptly remove from the Premises, Building and Complex all Hazardous Materials brought on, stored, used, generated or Released on the Premises, Building or Complex by Tenant or any Tenant Parties.

            (c) Release of Hazardous Materials. Tenant shall promptly give Landlord Notice of any Release of Hazardous Materials in the Premises, Building or Complex of which Tenant becomes aware during the Term whether caused by Tenant or others. At its sole cost and expense, Tenant shall investigate, clean up and remediate any Release of Hazardous Materials that were caused or created by Tenant or any of Tenant Parties. Investigation, clean up and remediation may be performed only after Tenant has Landlord's written approval of the remediation plan. Tenant may respond immediately to an emergency without first obtaining Landlord's written consent. All clean up and remediation shall be done in compliance with Environmental Laws and to the reasonable satisfaction of Landlord.

            (d) Inspection and Testing by Landlord. At reasonable times during the term of this Lease, Landlord may inspect the Premises and conduct tests to determine whether Tenant is in compliance with the provisions of this Article
16. Except in case of emergency, Landlord shall give reasonable notice to Tenant before conducting any inspections or tests. Tenant shall pay the cost of any inspections or tests that discloses any violation by Tenant or Tenant Parties of the terms and provisions of Article 16.

            (e) Liability. It is the express intention of the Parties that Tenant shall be liable under Section 16.3 for any and all conditions which were caused or created by Tenant or any Tenant Parties, whenever created or caused. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises, Building or Complex without first (i) notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to participate in any such proceedings, and (ii) obtaining Landlord's written consent.

      16.4 Indemnity. Tenant shall indemnify and hold harmless Landlord and Landlord Parties, from and against all Losses arising from or related to (a) any violation or alleged violation by Tenant or any Tenant Parties of any Laws and Regulations or the Environmental Laws; (b) any liability under any Laws and Regulations or the Environmental Laws arising out of Hazardous Materials that were "Released" or otherwise brought onto the Complex by or for the benefit of Tenant or any Tenant Parties; (c) any breach of the provisions of Article 16 by Tenant or any Tenant Parties; or (d) any Release of Hazardous Materials on the Premises, Building or Complex


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by Tenant or Tenant Parties. Tenant shall also reimburse Landlord costs of cleanup, remediation, removal and restoration that are in any way related to any matter covered by the foregoing indemnity. Tenant's obligations under this Section survive the expiration or termination of the Lease.

                              ARTICLE 17. UTILITIES

      17.1 Payment by Tenant. Tenant, from the earlier of the time it first enters the Building and Premises for the purpose of setting fixtures and performing alterations, or from the commencement of this Lease, and throughout the Term, shall pay all charges including connection fees for water, gas, heat, sewer, power, cable, telephone cabling and services and any other utility supplied to or consumed in or on the Premises and Building. Tenant shall not allow refuse, garbage or trash to accumulate outside of the Premises except on the day of scheduled scavenger pick-up services, and then only in areas designated for that purpose by Landlord. Landlord shall not be responsible or liable for any interruption or failure in utility, refuse or telecommunication services, nor shall such interruption or failure affect the continuation or validity of this Lease.

      17.2 Separate Meters. Landlord reserves the right to install separate meters for any utility servicing the Premises for which a meter is not presently installed, in which event Tenant shall make payments, when due, directly to the utility involved.

                             ARTICLE 18. ALTERATIONS

      18.1 Consent of Landlord; Ownership. Notwithstanding anything to the contrary set forth in this Article 18, Landlord agrees that the provisions of this Article 18 shall not apply to the Tenant Improvements to be constructed by Tenant pursuant to Exhibit C hereto, the construction of which shall be governed by the terms and conditions of said Exhibit C. Tenant shall not make or allow alterations, additions or improvements, including any that result in increased telecommunication demands or require the addition of new conduit, communication or computer wires, cables or related devises or expand the number of telephone or communication lines dedicated to the Premises by the Building's telecommunication design, ("Alterations") to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant may not make any Alterations that affect structural elements of the Building. Upon expiration or termination of this Lease, any Alterations except trade fixtures shall become a part of the realty and belong to Landlord. Except as otherwise provided in this Lease, Tenant shall have the right to remove its trade fixtures placed upon the Premises provided that Tenant restores the Premises as indicated below. Notwithstanding the foregoing, Tenant may, without the consent of Landlord, make non-structural Alterations to the Premises that
(i) do not exceed, in the aggregate, the sum of $25,000.00 in any one calendar year, (ii) do not affect the Building systems, the structural elements of the Building, or the roof of the Building, and (iii) are not visible from the exterior of the Premises, provided that Tenant removes all such Alterations upon the expiration or earlier termination of this Lease and restores the Premises to the condition existing prior to the making of such Alterations, all at Tenant's sole cost and expense. In the event of Landlord's consent to Alterations, or in the event that Tenant decides to make Alterations for which no consent is required hereunder, Tenant shall give Landlord not less than ten (10) days prior written notice of the start of work on such Alterations so that Landlord may post notices of non-responsibility with respect thereto.

      18.2 Requirements. Landlord may condition its consent for any Alterations upon Tenant complying at its sole cost and expense with reasonable conditions and requirements, including the preparation of all construction plans, drawings and specifications for approval by Landlord; the use of contractors and subcontractors approved by Landlord; the delivery of performance and payment bonds showing Landlord as a beneficiary; and the delivery to Landlord of duplicate originals of all as-built drawings. Tenant shall obtain all necessary permits as its sole obligation and expense, and strictly comply with the following requirements:

            (a) Following approval by Landlord of Alterations, Tenant shall give Landlord at least ten days' prior Notice of commencement of work in the Premises so that Landlord may post notices of non-responsibility in or upon the Premises as provided by law;

            (b) The Alterations must use materials of at least equal quality to Tenant Improvements at the Commencement Date, and must be performed in compliance with all laws, ordinances, rules and regulation now or hereafter in effect and in a manner such that they will not interfere with the quiet enjoyment of the other tenants in the Complex; and

            (c) All costs and expenses incurred by Landlord in altering, repairing or replacing any portion of the Premises, Building or Complex in connection with approving any Alterations shall be paid solely by Tenant to Landlord prior to commencing any Alterations.

      18.3 Liens. Tenant will keep the Premises and the Complex free from any liens arising out of any Alterations done by Tenant. If a mechanic's or other lien is filed against the Premises, Building or Complex through Tenant, Landlord may demand that Tenant furnish a satisfactory lien release bond of one hundred fifty percent of the amount of the contested lien claim. Such bond must be posted ten days after Notice from Landlord. In addition, Landlord may require Tenant to pay Landlord's attorneys' fees and costs in participating in any action contesting such lien, or the foreclosure thereof, if Landlord elects to do so. Landlord may pay the claim prior to the enforcement thereof, in which event Tenant shall reimburse Landlord in full, including attorneys' fees, for any such expense, as Additional Rent, with the next due Rent payment.

                       ARTICLE 19. MAINTENANCE AND REPAIRS

      19.1 Obligations of Landlord and Tenant. At its cost and expense, Tenant shall maintain the Premises in good condition and repair including all necessary replacements. Tenant shall maintain the appearance of the Premises in a manner consistent with the character, use and appearance of the Complex. Subject to the obligations of Tenant under this Article and Article 16, Landlord will perform all necessary repairs, maintenance and replacement of the foundation, roof and structural parts of the Building. The cost thereof will be paid by Landlord and reimbursed by Tenant on a pro rata basis in the manner provided in this Lease with respect to Common Area Costs, including amortization of Capital Costs. At its expense, Tenant shall maintain all utilities, fixtures and mechanical equipment within, or otherwise serving, the Premises in good order, condition and repair. In the case of equipment installed by Landlord for Tenant, or installed by Tenant to be the property of Landlord, such as heating, ventilating and air conditioning equipment, or other mechanical equipment, at its expense, Tenant shall maintain a service contract for its regular maintenance with a service company acceptable to Landlord. Tenant shall not place anything on the roof or penetrate the roof without the consent of Landlord, which consent may be withheld in Landlord's sole discretion; provided that Landlord shall not unreasonably withhold its consent to Tenant's installing up to two (2) satellite dish antennas on the roof of the Building, which antennas shall be skid mounted and not in excess of three (3) feet in diameter (the "Antennas"), provided that installation of the Antennas is performed in accordance Addendum Two attached hereto and incorporated herein. So long as Tenant is the sole tenant of the Building, Landlord shall not allow any other person or entity to erect communications equipment on the roof of the Building. With respect to the roof of the Building, in the event that Tenant installs the Antennas, or, with the prior written consent of Landlord installs any other equipment on the roof of the Building, Tenant shall install roof pads or other roof mounted walkways, as designated by Landlord, designed to protect the roof from the effects of Tenant and Tenant's Parties activities on the roof of the Building and to avoid voiding any warranties held by Landlord with respect to the roof on the Building.


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      19.2 HVAC System. Notwithstanding the provisions of Section 19.1, Landlord may elect at any time upon Notice to Tenant to perform the maintenance of the heating, ventilating and air conditioning system (hereinafter "HVAC") for the account of Tenant. In such event, Tenant shall pay as Additional Rent the full cost of the maintenance contract for the Premises HVAC within ten days of receipt of billing from Landlord, as well as for costs of necessary repair or replacement of parts, in the reasonable judgment of Landlord. Landlord may, at its option, elect to have the HVAC in the Premises maintained in common with other equipment in the Complex. If so, Tenant shall pay its Pro Rata Share of the maintenance costs.

      The maintenance contract on the HVAC, extended warranties and any repairs and replacements not covered by the maintenance contract or warranty shall be included in the charges allocated to Tenant. Landlord may elect to replace the HVAC system, if necessary, and in such event the cost thereof shall be treated as provided in Article 6. Tenant shall pay as Additional Rent to Landlord, within ten days after receipt of billing, its pro rata share of such amortization, established on an equitable basis as set forth in the prior paragraph.

      19.3 Waiver. Tenant waives all rights it may have under law or at equity to make repairs or to perform any obligation of Landlord arising under this Lease at Landlord's expense.

                            ARTICLE 20. CONDEMNATION

      20.1 Definitions.

            (a) "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor and/or (ii) a voluntary sale by Landlord to a Condemnor, under threat of Condemnation or while legal proceedings for Condemnation are pending.

            (b) "Date of Taking" means the date the condemnor has the right to possession of the property being condemned.

            (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

            (d) "Condemnor" means any person or entity having the power of condemnation.

      20.2 Total Taking. If the Premises are totally taken by condemnation, this Lease shall terminate on the Date of Taking.

      20.3 Partial Taking; Common Area.

            (a) If a portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if 20 percent or more of the total number of square feet in the Premises is taken.

            (b) If any part of the Common Area of the Complex is taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Premises, except that if 35 percent or more of the Common Area is taken by condemnation, either party shall have the election to terminate this Lease pursuant to this Section.

            (c) If 30 percent or more of the Building in which the Premises are located is taken, Landlord shall have the election to terminate this Lease in the manner prescribed herein.

      20.4 Termination or Abatement. If either party elects to terminate this Lease under the provisions of Section 20.3 (such party is hereinafter referred to as the "Terminating Party"), it must terminate by giving Notice to the other party (the "Nonterminating Party") within 30 days after the nature and extent of the taking have been determined (the "Decision Period"). The Terminating Party shall notify the Nonterminating Party of the date of termination, which date shall not be earlier than sixty days after the Terminating Party given Notice of its election to terminate nor later than the date of taking. If Notice of Termination is not given within the Decision Period, the Lease shall continue in full force and effect. The Minimum Monthly Rent shall be computed as the Minimum Monthly Rent in effect prior to the taking times a fraction of which the numerator is the number of square feet taken remaining in the Premises and the denominator is the number of square feet in the Premises prior to the taking.

      20.5 Restoration. If there is a partial taking of the Premises and this Lease remains in full force and effect, Landlord shall make all necessary restoration so that the Premises is returned as near as practical to its condition immediately prior to the taking, but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the condemnor.

      20.6 Award. Any award arising from the condemnation or the settlement thereof shall belong and be paid to Landlord, including any award for the leasehold value. Tenant may seek a separate award for Tenant's trade fixtures, tangible personal property and relocation expenses, if specified in the award by the condemning authority and so long as it does not reduce Landlord's award.

                               ARTICLE 21. PARKING

Tenant shall have the right to park in the parking areas designated as such within the Common Area. Landlord shall have the right by Notice to Tenant, to specify areas of the Complex for employee parking. If Landlord so designates an employee parking area, then automobiles of Tenant, its employees and agents must park within the parking areas specified by Landlord as employee parking. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord in the use of parking facilities. Tenant shall not at any time park its trucks or other delivery vehicles in the Common Area, except in such areas designated by Landlord.

                          ARTICLE 22. ENTRY BY LANDLORD

Tenant shall permit Landlord and any mortgagee under a mortgage or beneficiary under a deed of trust encumbering the Building and their agents (each a "Lender") to enter the Premises at all reasonable times, upon reasonable advance notice to Tenant (which notice may be telephonic notice) for the purpose of (a) inspecting them, (b) maintaining the Building, (c) making repairs, replacements, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, (d) posting notices of non-responsibility for alterations, additions or repairs, (e) placing upon the Building any usual or ordinary "for sale" signs and showing the space to prospective purchasers, investors and lenders, or (f) placing on the Building "to lease" signs or marketing and showing the Premises to prospective tenants at any time Tenant is in uncured default hereunder or otherwise within 180 days prior to the expiration of this Lease, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned.

                                ARTICLE 23. SIGNS

Tenant shall not place on the Building or Complex any exterior signs or advertisements nor any interior signs or advertisements that are visible from the exterior of the Building, without Landlord's prior written consent, which Landlord may withhold in its sole discretion; provided that if such signage meets the signage criteria specified below, Landlord shall not unreasonably withhold its consent thereto. In addition, any such signage approved by Landlord must also be approved by the City of San Diego, California, and must comply with all Restrictions. The cost of installation and maintenance of any approved signs shall be at the sole expense of Tenant. At the end of the Term,


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Tenant shall remove all its signs and any damage caused by the removal shall be repaired by Tenant at the Tenant's expense. The signage criteria is as follows:

Exterior Building Signage: Two inch (2") thick individual foam letters with a black acrylic face and black returns; upper case letters to be eighteen inches (18") high or less, lower case letters to be smaller than upper case letters. The total length of exterior signage is not to exceed twelve feet (12') but may be less. The exterior signage may only show one (1) name, which name shall be the name of Tenant's business, or of the business of Tenant's Affiliate (i.e., Meret Optical Communications, Inc., or Osicom Technologies, Inc., or the name of some other Affiliate of Tenant). All Building signage shall be placed at an exterior elevation to be mutually agreed upon by Landlord and Tenant.

Monument Sign: One (1) aluminum cabinet sign measuring no larger than four feet (4') high by five feet (5') ft. long by nine inches (9") wide mounted on a twelve-inch (12') high concrete base. The cap panel of the monument sign (the upper nine inches) shall be painted gray or another accent color determined by Landlord. Tenant's address number shall be painted (enamel) white numerals (palatino roman font) with the height of the address numbers to be four inches (4"). The Tenant's name panel shall be painted white (low sheen) with the Tenant's name in black vinyl letters not more than six inches (6") high and palatino roman font. The first letter in each word shall be upper case letters with the balance of each word in lower case letters. There shall be a one-half inch (1/2") reveal between the cap panel and Tenant's name panel, and a one-half inch (1/2") reveal between Tenant's name panel and the concrete base of the monument sign. The monument sign shall be situated as directed by Landlord.

                               ARTICLE 24. DEFAULT

      24.1 Tenant Default. The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

            (a) Any failure by Tenant to pay when due the Rent or any other required payment; provided that, no more often than once during each twelve (12) month period during the Term hereof, Landlord shall provide Tenant with Notice that Tenant has failed to pay to Landlord the Rent or other sums due from Tenant on the due date and, provided that Tenant pays such Rent or other sums due from Tenant to Landlord within five (5) days following Tenant's receipt of Landlord's Notice, Landlord shall not declare Tenant in default hereunder for such failure to timely pay;

            (b) Tenant's failure to observe or perform any Lease provision where such failure continues for thirty (30) days after Notice thereof to Tenant; provided, if the nature of the default is such that it cannot reasonably be cured within the thirty-day period, Tenant shall not be deemed in default if, in the thirty-day period, Tenant commences to cure and thereafter diligently prosecute the cure to completion;

            (c) If at any time during the Term there shall be filed by or against Tenant a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if a receiver or trustee takes possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement;

            (d) Any attempted Transfer in violation of Article 7; or

            (e) Tenant fails to take possession of the Premises on the Commencement Date or Tenant abandons the Premises (including failing to timely pay the Rent and other charges therefore).

      24.2 Landlord Default. Landlord shall be in default if it fails to observe or perform any of the covenants, conditions or provisions of this Lease for a period longer than 30 days after Notice from Tenant; provided, however, that if more than 30 days is required for performance, Landlord shall not be in default if it commences performance within 30 days of Tenant's Notice and thereafter completes such performance diligently and within a reasonable time.

                        ARTICLE 25. REMEDIES UPON DEFAULT

      25.1 Termination and Damages. In the event of any Tenant default, in addition to any other remedies available to Landlord herein or at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Notice of such intention to terminate. If Landlord shall elect to so terminate this Lease, then Landlord may recover from
Tenant:

            (a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

            (b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss Tenant proves could have been reasonably avoided. As used in subsections 25.1(a) and (b) the "worth at the time of award" is computed by including interest at ten percent per annum; plus

            (c) The worth at the time of award (computed by discounting such amount at the discount rate at the time of award of the Federal Reserve Bank for the State plus one percent) of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

            (d) Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease; and

            (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable State law.

      25.2 Personal Property. In the event of default by Tenant, Landlord shall have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property from the Premises. Such property may be stored in a public warehouse at the cost of and for the account of Tenant.

      25.3 Recovery of Rent; Reletting.

            (a) In the event of the abandonment of the Premises by Tenant or if Landlord elects to either reenter as provided in Section 25.2 or take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in
Section 25.1, this Lease shall continue in effect, and Landlord may enforce all its rights and remedies under this Lease, including Landlord's right from time to time, without terminating this Lease, to either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such Rent and upon such other terms and conditions as Landlord, in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiation of Landlord or other legal proceeding granting Landlord or its agent possession to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.


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

            (b) If Landlord elects to relet, the Rent received by Landlord from reletting shall be applied in the following order: (1) to the payment of any indebtedness other than Rent due hereunder from Tenant; (2) to the payment of any cost of reletting, including brokerage fees; (3) to the payment of the cost of any alterations and repairs to the Premises; (4) to the payment of Rent due and unpaid hereunder; and (5) any residue shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If the portion of Rent received under clause (b) (4) is less than the Rent payable during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord immediately upon demand. Tenant shall also pay to Landlord when ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the Rents received from such reletting.

            (c) No reentry or taking possession of the Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a Notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

            (d) Landlord has the remedy described in California Civil Code ("Code") Section 1951.4 (Landlord may continue Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).

      25.4 No Waiver. Efforts by Landlord to mitigate the damages caused by Tenant's default in this Lease shall not constitute a waiver of Landlord's right to recover damages hereunder.

      25.5 Curing Defaults. If Tenant fails to repair, maintain, keep clean, or service any of the Premises or fails to perform any other Lease obligation, then after having given Tenant reasonable Notice of any failure and a reasonable opportunity to remedy the failure, which in no case shall exceed ten days, Landlord may enter upon the Premises and perform or contract for the performance of the repair, maintenance, or other Tenant obligation, and Tenant shall pay Landlord as Additional Rent all direct and indirect costs incurred in connection therewith within ten days of receiving a bill therefore from Landlord.

      25.6 Cumulative Remedies. The various rights, options, election powers, and remedies of Landlord contained in this Article and elsewhere in this Lease are cumulative. None of them is exclusive of any others or of any legal or equitable remedy that Landlord might otherwise have in the event of breach or default, and the exercise of one right or remedy by Landlord will not in any way impair its right to any other right or remedy.

                        ARTICLE 26 FORFEITURE OF PROPERTY

Tenant agrees that as of the date of termination of this Lease or repossession of the Premises by Landlord, by way of default or otherwise, Tenant shall remove all personal property in accordance with applicable law. The Parties agree that any property of Tenant not removed by such date shall, at the option of Landlord, be deemed abandoned by Tenant.

                         ARTICLE 27. SURRENDER OF LEASE

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger. At the election of Landlord, it shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies. Tenant shall return the Premises to Landlord at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted. Tenant shall ascertain from Landlord at least 30 days prior to the termination of this Lease, whether Landlord desires the Premises, or any part thereof, restored to its condition prior to the making of Alterations, installations and improvements, and if Landlord shall so desire, then Tenant shall forthwith restore said Premises or the designated portions thereof, as the case may be, to its original condition, entirely at its own expense, excepting normal wear and tear. All damage to the Premises caused by the removal of trade fixtures and personal property that Tenant is permitted to remove under the terms of this Lease shall be promptly repaired by Tenant at its sole cost and expense.

                       ARTICLE 28. LANDLORD'S EXCULPATION

In the event of default, breach, or violation by Landlord or Landlord Parties of any of Landlord's obligations under this Lease, Landlord's liability to Tenant shall be limited to its ownership interest in the Complex or the proceeds of a public sale of such interest pursuant to foreclosure of a judgment against Landlord. Landlord shall not be personally liable for any deficiency beyond its interest in the Complex.

                               ARTICLE 29. NOTICES

All notices required or permitted to be given under this Lease ("Notice"), shall be in writing and shall be given or made to the respective party at the address or number set forth in Sections 1.2 and 1.3 of this Lease by (i) personal service; (ii) mailing by registered or certified mail, return receipt requested, postage prepaid; (iii) reputable courier which provides written evidence of delivery; or (iv) facsimile with the date and time imprinted during transmission. Either Party may change its address for Notice by a Notice sent to the other. Each Notice shall be deemed given or made upon receipt or refusal to receive.

                            ARTICLE 30. SUBORDINATION

      30.1 Priority of Encumbrances. This Lease shall be subordinate to any ground lease, first mortgage, or first deed of trust upon the real property of which the Premises are a part (each a "Security Instrument") and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If a Lender or ground lessor gives Tenant Notice of its election to have this Lease prior to the lien of its Security Instrument, this Lease shall be deemed prior to such Security Instrument, whether this Lease is dated prior or subsequent to the date of said Security Instrument or the date of recording thereof.

      30.2 Execution of Documents. Tenant agrees that no documentation other than this Lease is required to evidence such subordination, however, Tenant agrees to execute any documents required to effectuate such subordination and any attornment or to make this Lease prior to the lien of any Security Instrument, as the case may be; provided that no such documentation shall alter the rights and obligations of Tenant hereunder. In addition, it shall be a condition precedent to Tenant's obligation to execute any documents required to effectuate such subordination and attornment that Landlord shall deliver to Tenant, for execution by Tenant, a non-disturbance agreement from the Lender or other entity holding or seeking to impose a Security Instrument with respect to the Complex, on such party's then standard form. Tenant agrees that its failure to execute these documents may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

      30.3 Attornment. If a Lender or ground lessor enforces its remedies provided by law or under the pertinent Security Instrument and succeeds to Landlord's interest in the Premises (a "Successor-in-Interest"), Tenant shall, upon request of any Successor-in-


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Interest, automatically become the tenant of said Successor-in-Interest without change in the terms or other provisions of this Lease. The Successor-in-Interest shall not be (i) bound by any payment of Rent for more than 30 days in advance;
(ii) bound by any modification or amendment of this Lease to shorten the term or decrease the Minimum Monthly Rent without the consent of the Lender or ground lessor; (iii) liable for any act or omission of Landlord or any previous landlord; (iv) bound by any obligation of Landlord under the Lease that is not reasonably susceptible to performance by the Successor-in-Interest; (v) subject to any offset, defense, recoupment or counterclaim that Tenant may have given to Landlord or any previous landlord; or (vi) liable for any deposit that Tenant may have with respect to Landlord or previous landlord that has not been transferred to the Successor-in-Interest. Within ten days after Notice of a request by Successor-in-Interest, Tenant shall deliver an executed attornment agreement in a form required by such Successor-in-Interest.

                        ARTICLE 31. ESTOPPEL CERTIFICATES

      31.1 Execution by Tenant. Within ten days after receipt of Notice by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate acknowledging such facts regarding this Lease as Landlord may reasonably require, including that (i) to the best knowledge and belief of Tenant, this Lease is in full force and effect, binding and enforceable in accordance with its terms and unmodified (or if modified, specifying the written modification documents); (ii) no default exists on the part of Tenant, or, to the best knowledge and belief of Tenant, by Landlord under this Lease; (iii) to the best knowledge and belief of Tenant, there are no events which with the passage of time, or the giving of notice, or both, would create a default under this Lease;
(iv) no Rent in excess of one month's Rent has been paid in advance; (v) Tenant has not sold, assigned, transferred, mortgaged or pledged this Lease or the Rent nor has it received notice of same; (vi) Tenant has no defense, setoff, recoupment or counterclaim against Landlord, and (vi) such other matters as Landlord may reasonably request. Landlord, any Lender, or any prospective purchaser of the Building or Complex may rely upon such estoppel certificate. Failure to comply with this Article shall be a breach of this Lease by Tenant giving Landlord all rights and remedies under Article 25 hereof, as well as a right to damages caused by the loss of a loan or sale which may result from such failure by Tenant.

      31.2 Financing, Sale or Transfer. If Landlord desires to finance, refinance, sell, ground lease or otherwise transfer the Premises, Building or Complex, or any part thereof, Tenant agrees, within ten days of request therefore by Landlord, to deliver to Landlord and to any lender or to any prospective buyer, ground lessor or other transferee designated by Landlord (each, a "Transferee") financial statements of Tenant and any parent company as may be reasonably required by such party. Such statements shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth. As a condition to Landlord's receipt of such financial information, Landlord shall execute and deliver to Tenant an agreement whereby Landlord agrees not to disclose such financial information to any person or entity other than the proposed Transferee, and shall require such Transferee to keep such information in confidence.

                          ARTICLE 32. LENDER PROTECTION

Tenant agrees to give any Lender, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been given Notice of the address of such Lender. Tenant agrees that if Landlord fails to cure the default within the time provided for in this Lease, Lender shall have an additional 30 days within which to cure the default or, if the default cannot be cured within that time, then such additional time as may be necessary if, within the 30 days, Lender has commenced and is diligently pursuing the remedies necessary to cure the default (including commencement of foreclosure proceedings, if necessary). This Lease shall not be terminated while such remedies are being pursued.

                             ARTICLE 33. BANKRUPTCY

If at any time during the Term (1) there shall be filed by or against Tenant, in any court, pleadings to initiate a bankruptcy petition of any kind, or the appointment of a receiver or trustee of all or a portion of Tenant's assets, or
(2) if a receiver or trustee takes possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver or trustee, or (3) if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors (any of which are referred to herein as a "Bankruptcy Event"), then the following provisions shall apply:

            (a) Any receiver, assignee for the benefit of creditors ("assignee"), trustee of any kind, or Tenant as debtor-in-possession ("debtor") shall either expressly assume or reject this Lease within sixty days following the assignment to the Assignee or the filing of the pleading initiating the receivership or bankruptcy case. All such parties agree that they will not seek Court permission to extend such time for assumption or rejection. Failure to assume or reject in the time set forth herein shall mean that the Lease may be terminated at Landlord's option.

            (b) If the Lease is assumed by a debtor, receiver, assignee or trustee, such party shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; (2) pay Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for such loss; and (3) provide adequate assurance of future performance.

            (c) Where a default exists under the Lease, the party assuming the Lease may not require Landlord to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

            (d) Landlord reserves all remedies available to Landlord in Article 26 or at law or in equity in respect of a Bankruptcy Event by Tenant, to the extent such remedies are permitted by law.

                      ARTICLE 34. MISCELLANEOUS PROVISIONS

      34.1 Captions. The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

      34.2 Construction. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular. Items following the terms "include" or "including" are descriptive only and not by way of limitation. All approvals to be given by any party to the Lease are not to be unreasonably withheld, conditioned or delayed unless specifically indicated to the contrary in the Lease.

      34.3 Modifications. This instrument contains all the agreements, conditions and representations made between the Parties and may only be modified by a written agreement signed by all of the Parties.

      34.4 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

      34.5 No Offer. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until the Parties have fully executed a final document and an original signature document has been received by the Parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.


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      34.6 Light, Air and View. No diminution of light, air, or view by any structure, whether or not erected by Landlord, shall entitle Tenant to any reduction of Rent, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

      34.7 Public Transportation Information. If required by law, Tenant shall establish and maintain a program to encourage maximum use of public transportation by Tenant personnel employed on the Premises. Tenant shall comply with all requirements of any local transportation management ordinance.

      34.8 Rules and Regulations. Tenant will comply with all reasonable Rules and Regulations adopted and promulgated by Landlord. The "Rules and Regulations" concerning the Complex are attached hereto as Exhibit D. Landlord reserves the right to change the Rules and Regulations affecting the Complex in the event that there are occupants or users of the Complex other than Tenant and/or its Affiliates. Landlord shall have no liability for violation of any Rules or Regulations by any other tenant in the Complex nor shall such violation or waiver thereof excuse Tenant's compliance. All delivery and dispatch of supplies, fixtures, equipment and furniture shall be by means and during hours established by Landlord.

      34.9 Joint and Several Liability. Should Tenant consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

      34.10 Survival. All obligations of Tenant which may accrue or arise during the Term of this Lease or as a result of any act or omission of Tenant during the Term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.

      34.11 Brokers. Landlord and Tenant each represent and warrant to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Lease, except for the Broker identified in Article 1. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Lease.

      34.12 Non-liability of Landlord. Except as otherwise expressly stated in this Lease, and only to the extent so stated, the consent or approval, whether express or implied, or the act, failure to act or failure to object, by Landlord in connection with any plan, specification, drawing, proposal, request, act, omission, notice or communication (collectively "act") by or for, or prepared by or for, Tenant, shall not create any responsibility or liability on the part of Landlord, and shall not constitute a representation by Landlord, with respect to the completeness, sufficiency, efficacy, propriety, quality or legality of such act. Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation.

      34.13 Attorneys' Fees. In the event of litigation or arbitration between the Parties with respect to this Lease, then all costs and expenses, including all reasonable fees of appraisers, accountants, experts, consultants and attorneys (collectively "Professional Fees") incurred by the prevailing party shall be paid by the other party. If Landlord is named as a defendant, or requested or required to appear as a witness or produce any documents in any suit brought by Tenant against a third party or a third party suit against Tenant arising out of Tenant's occupancy hereunder, Tenant shall pay Landlord its costs and expenses incurred in such suit, including its actual Professional Fees.

      34.14 Effect of Waiver. Landlord's waiver of any breach of a Lease provision is not a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition of the Lease. Subsequent acceptance of Rent by Landlord is not a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge the preceding breach at the time of acceptance of Rent.

      34.15 Holding-Over. If Tenant remains in possession of the Premises after the expiration of the Term, with Landlord's written consent, then such holding over shall be construed as a month-to-month tenancy, subject to all the conditions, provisions and obligations of this Lease (as applicable to a month-to-month tenancy) as existed during the last month of the Term, except the Minimum Monthly Rent shall be equal to one hundred fifty percent (150%) of the Minimum Monthly Rent then payable. Such tenancy may be terminated by either party upon thirty (30) days' Notice. Any option or right to extend, renew or expand shall not be applicable. Landlord's acceptance of Rent after such expiration or termination shall not constitute a holdover hereunder or result in a renewal of this Lease.

      34.16 Binding Effect. The covenants and conditions of this Lease, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns the Parties.

      34.17 Time of the Essence. Time is of the essence of this Lease.

      34.18 Release of Landlord. If Landlord sells its interest in the Building or Complex, then from and after the effective date of the sale or conveyance, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease except those already accrued.

      34.19 Transfer to Purchaser. If Tenant provides security for the faithful performance of any of its covenants of the Lease, Landlord may transfer the security to a purchaser of the reversion, if the reversion be sold, and thereupon Landlord shall be discharged from any further liability in reference thereto.

      34.20 Waiver by Tenant. The Parties have negotiated numerous provisions of this Lease, some of which are covered by statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control. Therefore, Tenant waives (for itself and all persons claiming under Tenant) the provisions of Code Sections 1932(2) and 1933(4) with respect to the destruction of the Premises; Code Sections 1941 and 1942 with respect to Landlord's repair duties and Tenant's right to repair; Code
Section 1995.310 with respect to remedies for breach of contract; Code Section 3275 and CCP Section 1179 relating to rights of redemption; and CCP Section 1265.130, allowing either party a Court petition to terminate this Lease in the event of a partial taking of the Premises by condemnation. This waiver applies to future statutes enacted in addition to or in substitution for the statutes specified.

      34.21 Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the Parties against the other on any matters whatsoever arising out of this Lease, or any other claims.

      34.22 Authorization. Since Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease by the parties executing this Lease on behalf of Tenant.

      34.23 Conversion to a Limited Liability Entity. If Tenant is a partnership (either general or limited), joint venture, cotenancy, joint tenancy or an individual, Tenant may not convert (the "Conversion") the Tenant entity or person into any type of entity which possesses the characteristic of limited liability such as, by way of example only, a corporation, a limited liability company, limited liability partnership or limited liability limited partnership (a "Limited Entity") without the consent of Landlord, subject to fulfillment of the


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

conditions below. The following are conditions precedent to Landlord's obligation to act reasonably with respect to a Conversion to a Limited Entity:
(i) the Limited Entity assumes all of Tenant's liabilities and is assigned all of Tenant's assets as of the effective date of the Conversion; (ii) as of the effective date of the Conversion, the Limited Entity shall have a net worth ("Net Worth"), which is not less than either (a) Tenant's Net Worth on the date of execution of the Lease or (b) Tenant's Net Worth as of the date Tenant requests consent to the Conversion; (iii) Tenant is not in default under the Lease; (iv) Tenant delivers to Landlord a satisfactory agreement, executed by each equity interest holder of Tenant, wherein each agrees to remain personally liable for all of the terms, covenants and conditions of the Lease; and (v) Tenant reimburses Landlord within ten days of Landlord's written demand for any and all reasonable costs and expenses that may be incurred by Landlord in connection with the Conversion including, without limitation, reasonable attorneys' fees.

In Witness Whereof, the Parties have executed this Lease as of the date first written above.

"Tenant"                                "Landlord"

Meret Optical Communications, Inc.,     Bedford Property Investors, Inc.,
a California corporation                a Maryland corporation


By: /s/ Christopher E. Sue                 By: /s/ Jim Moore
    -------------------------------        ------------------------------------
Name:   Christopher E. Sue                     Jim Moore/Chief Operating Officer
      -----------------------------
Title: CFO, SECRETARY
       ----------------------------

FOR OFFICE USE ONLY:

PREPARED BY: [ILLEGIBLE]; REVIEWED BY: [ILLEGIBLE]; APPROVED BY: [ILLEGIBLE]


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

                         ADDENDUMS ONE AND TWO TO LEASE
                               DATED MAY 25, 2000
             BETWEEN BEDFORD PROPERTY INVESTORS, INC., AS "LANDLORD"
                                       AND
                 MERET OPTICAL COMMUNICATIONS, INC., AS "TENANT"
       FOR PREMISES LOCATED AT 10070 MESA RIM ROAD, SAN DIEGO, CALIFORNIA

THESE ADDENDUMS ("Addendums") are intended to supplement, but not supersede (unless specifically so stated), the provisions of the Lease described above (the "Lease"), and the provisions hereof are hereby incorporated into the Lease. Any capitalized term is hereby given the same meaning as set forth in the Lease. In the event of any conflict between any provision of these Addendums and any provision of the Lease, the provisions of these Addendums shall control.

I. OPTION TO EXTEND THE TERM-NEGOTIATED RENTAL-THREE ARBITRATORS

      1. Notice of Exercise. Tenant shall have the right to extend the initial term hereof for one (1) additional and consecutive period of three (3) years upon the same terms and conditions as stated herein, except for Minimum Monthly Rent. Such extension is herein referred to as "Extended Term." Failure to timely exercise the extension option hereunder shall cause the extension option to immediately become null and void. Tenant must exercise its right, if at all, by written notification (the "Notice of Exercise") to Landlord not less than One Hundred Eighty (180) days prior to the expiration of the initial term hereof, provided that Tenant is not then or at the commencement of the Extended Term in uncured default of any of the provisions of this Lease.

      2. Options are Personal. The options to extend granted herein are personal to the original Tenant executing this Lease, and notwithstanding anything to the contrary contained in the Lease, the rights contained in this Addendum are not assignable or transferable by such original Tenant. Landlord grants the rights contained herein to Tenant in consideration of Tenant's strict compliance with the provisions hereof, including, without limitation, the manner of exercise of this option.

      3. Fair Market Rental. If Tenant exercises the right to extend the term then the Minimum Monthly Rent shall be adjusted to equal the Fair Market Rental for the Premises as of the date of the commencement of the Extended Term, pursuant to the procedures hereinafter set forth. The term "Fair Market Rental" means the Minimum Monthly Rent chargeable for the Premises based upon the following factors applicable to the Premises or any comparable premises:

            (a) rental rates being charged for comparable premises in the same geographical location.

            (b) The relative locations of comparable premises.

            (c) Improvements, or allowances provided for improvements, or to be provided.

            (d) Rental adjustments, if any, or rental concessions.

            (e) Services and utilities provided or to be provided.

            (f) Use limitations or restrictions.

            (g) Any other relevant Lease terms or conditions.

In no event, however, shall the Fair Market Rental be less than the Minimum Monthly Rent in effect immediately prior to the commencement date of the Extended Term. The Fair Market Rental valuation may include provision for further rent adjustment during the Extended Term if such adjustments are commonly required in the market place for similar types of leases.

      4. Determination of Fair Market Rental. Upon exercise of the right to extend the term, and included within the Notice of Exercise, Tenant shall notify Landlord of its opinion of Fair Market Rental as above defined for the Extended Term. If the parties are unable to agree upon a Minimum Monthly Rent for the Extended Term within thirty (30) days following Landlord's receipt of the Notice of Exercise, within ten (10) days after the expiration thereof, either party at its sole cost and expense and by giving notice to the other party in writing, may appoint a real estate appraiser who is a member of the Appraisal Institute, or the Society of Real Estate Appraisers, or an equivalent professional organization, with at least five (5) years' experience appraising properties devoted to the same general type of use (e.g. retail, office) as the Premises in the county in which the Premises are located ("Qualified Appraiser"), to set the Minimum Monthly Rent for the Extended Term. The terms "Minimum Monthly Rent" and "Fair Market Rental" as used in this article shall be interchangeable. If a party does not appoint a Qualified Appraiser within ten (10) days after the first party has given notice of the name of its Qualified Appraiser, the single Qualified Appraiser appointed shall be the sole appraiser and shall set the Fair Market Rental for the Extended Term. If two Qualified Appraisers are timely appointed by the parties, they shall meet promptly, on five (5) days notice to the parties, to take such evidence and other information as the parties may deem reasonable to submit to the Qualified Appraisers. Within thirty (30) days after the selection of the last of the two Qualified Appraisers to be appointed by the parties, the Qualified Appraisers shall render their opinions of the Fair Market Rental for the Premises as above qualified. If the two valuations are within ten percent (10%) of each other, they shall be averaged and the average of the two shall be the Minimum Monthly Rent for the Extended Term. If only one appraisal is timely submitted that appraisal shall constitute the Minimum Monthly Rent for the Extended Term. If the two valuations are separated by more than ten percent (10%), then the two appraisers shall, within ten (10) days following the last date for submission of the two appraisals of Fair Market Rental, appoint a third Qualified Appraiser. If they are unable to agree upon a third Qualified Appraiser within such ten (10) day period, either of then parties to this Lease, by giving five (5) days' notice to the other party, may demand Arbitration as specified in Section 6 of this Addendum. If neither party applies for Arbitration within the ten (10) day period herein specified, the two appraisals of value shall be averaged as stated above.

      5. Arbitration. In the event the parties are unable to mutually agree upon a Minimum Monthly Rent for the Extended Term, and in such event proceed to Appraisal or Arbitration proceedings herein specified, both parties shall be bound to submit the matter for such determination. The procedure specified in this article for appointment of Qualified Appraisers, delivery of appraisals, appointment of an Arbitrator, and determination of Fair Market Rental Value thereby, is herein collectively referred to as "Arbitration." The Arbitration shall be conducted and determined in the County where the Premises are situated. If the Arbitration is not concluded before the commencement of the Extended Term, Tenant shall pay Minimum Monthly Rent to Landlord in an amount equal to the Fair Market Rental set forth in the appraisal by Landlord's Qualified Appraiser until the Fair Market Rental is determined in accordance with the Arbitration provisions hereof. If the Fair Market Rental as determined by Arbitration differs from that stated by Landlord's Qualified Appraiser, then any adjustment shall be made by payment by the appropriate party within thirty (30) days after the determination of Fair Market Rental by Arbitration has been


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

concluded, as provided herein. Tenant shall be obligated to make payment of during the entire Extended Term of the Minimum Monthly Rent determined in accordance with the Arbitration procedure hereunder.

      6. Demand for Arbitration. A party demanding Arbitration hereunder shall make its demand in writing ("Demand Notice") within ten (10) days after delivery of the last of the two appraisals presented by the Qualified Appraisers as specified in Section 4 above. A copy of the Demand Notice shall be sent to the President of the Real Estate Board for the county in which the Premises are located. If there is no Real Estate Board, or Board President, in said county then a copy of the Demand Notice shall be sent to the Presiding Judge of the highest trial court in such county for the state in which the Premises are located. The Board President or Presiding Judge, whichever is applicable, is hereinafter referred to as the "Appointer." The Appointer, acting in his personal, private capacity, shall appoint within ten (10) days thereafter a Qualified Appraiser. The Arbitrator shall be qualified to serve as an expert witness, over objection, to give opinion testimony addressed to the issue in a court of competent jurisdiction.

      7. Decision of the Arbitrator. As used herein, the term Arbitrator refers to a third Qualified Appraiser, selected by any of the methods heretofore set forth. The Arbitrator shall, within ninety (90) days after his appointment, state in writing his determination as to whether the Fair Market Rental stated by Landlord's Qualified Appraiser or the Fair Market Rental stated by Tenant's Qualified Appraiser, most closely approximates his own. The Arbitrator shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rental, but any such consultation shall be made in the presence of both parties with full right to cross examine. The Arbitrator may not state his own opinion of Fair Market Rental, but is strictly limited to the selection of one of the two appraisals submitted by the other two Qualified Appraisers. The Arbitrator shall have no right to propose a middle ground or any modification of either of the proposed valuations, and shall have no power to modify this Lease. The valuation so chosen as most closely approximating that of the Arbitrator shall constitute his decision and shall be final and binding upon the parties absent fraud or gross error. The Arbitrator shall render a decision and award in writing, with counterpart copies to each party. Judgment may be entered thereon in any court of competent jurisdiction.

      8. Successor Arbitrator; Fees and Expenses. In the event of failure, refusal, or inability of the Arbitrator to act in a timely manner, a successor shall be appointed in the same manner as such Arbitrator was first chosen hereunder. The fees and expenses of the Arbitrator and for the administrative hearing fee, if any, shall be divided equally between the parties. Each party shall bear its own attorneys' fees and other expenses, including fees of witnesses in presenting evidence, and the fees and cost of its own Qualified Appraiser.

II. SATELLITE ANTENNA ADDENDUM

      1. Antenna Installation Approvals. Tenant shall have the right, upon the prior written approval of Landlord which shall not be unreasonably withheld, to install on the roof of the Building up to two (2) satellite dish Antennas, which Antennas shall be skid mounted and not in excess of three (3) feet in diameter, provided that such installation of the Antennas is performed in accordance with this Addendum Two.

      2. Antenna Specifications. Tenant shall submit to Landlord for its review and approval, the specifications for the Antennas proposed to be installed by Tenant, including without limitation, the manufacturer of such Antennas, the make and model number, the size (height and width) of the Antennas, as well as the weight of the Antennas. Landlord may withhold its consent to the installation of the Antennas, if, in Landlord's reasonable discretion, the Antennas (i) are larger than is specified in Section 19.1 , or (ii) is too heavy, (iii) cannot be adequately screened so that it cannot be seen from adjoining highways, streets and roads, or (iv) is not approved by the City of San Diego, California.

      3. Installation Specifications. Tenant shall submit to Landlord for its review and approval, plans and specifications for the installation of the Antennas proposed by Tenant, including without limitation, the proposed location of the Antennas, any and all roof reinforcement necessary to carry the weight of the Antennas (including calculations from a licensed structural engineer showing that the roof, as currently constructed, can carry the weight of the Antennas, or if not, the reinforcement to the roof necessary to carry the weight of the Antennas), any and all roof penetrations and hardware necessary to install the Antennas, all cabling and wiring necessary to connect the Antennas to the Premises, and any and all other specifications for the installation of the Antennas as Landlord may reasonably request. Landlord may withhold its consent to the installation of the Antenna, if, in Landlord's reasonable discretion, the
(i) Antennas are too heavy for the roof to support as the roof is currently constructed, or (ii) installation of the Antennas would adversely affect Landlord's roof warranty, or (iii) the proposed location of the Antennas makes the Antennas visible from the exterior of the Building and adequate screening acceptable to Landlord cannot be constructed, or (iv) the proposed method of cabling between the Antennas and the Premises requires roof penetrations that would void Landlord's roof warranty or is otherwise unacceptable to Landlord.

      4. Plans and Approvals for Antennas. Following Landlord's written approval of the Antennas and the plans and specifications for their installation, Tenant, at its sole cost and expense, shall submit for and obtain all necessary governmental permits and approvals for the installation of the Antennas (the "Approvals.") Following Tenant's obtaining of all Approvals, Tenant shall provide copies of all such Approvals to Landlord, and Tenant shall, at its sole cost and expense, complete all "make ready" work and install the Antennas and all equipment, lines and hardware in connection therewith, in accordance with the (i) Approvals, and (ii) plans and specifications previously approved by Landlord. All such work shall be performed by a contractor duly licensed in the State of California and previously approved by Landlord (the "Contractor.") Said Contractor shall be bonded or bondable and shall carry insurance in such amounts as Landlord shall reasonably require. Notwithstanding anything to the contrary contained herein, Landlord may require Tenant to use Landlord's preferred roofing contractor in installing the Antennas in order to maintain any warranties currently in effect and related to the roof, or to otherwise assure Landlord that the roof will not be adversely affected by the installation of the Antennas.

      5. Installation of Antennas. Following Landlord's written approval of the Antennas and the plans and specifications for their installation, and the obtaining of all Approvals required in connection therewith, Tenant shall, at its sole cost and expense, make all necessary roof reinforcement for the installation of the Antennas and shall repair all damage to the Building or the roof (using Landlord's preferred roofing contractor if so requested by Landlord) in connection with Tenant's installation of the Antennas and the operation thereof. If Tenant fails to make any such repairs or replacements within ten
(10) days following written notice from Landlord to Tenant, Landlord may undertake to perform such repairs for the account of Tenant and may bill Tenant for the costs thereof, including an administrative fee to Landlord in the amount of 15% of the cost of such work.

      6. Removal of Antenna. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall remove the Antennas and all cabling and wiring related thereto and shall restore the roof and the Building to the condition existing prior to the installation of the Antennas and its appurtenances, using Landlord's preferred roofing contractor for all repairs or replacements of the roof, if so requested by Landlord.

      7. Tenant's Indemnity. Tenant agrees to indemnify, defend, protect and hold harmless Landlord, the Building and the Premises, from and against any and all costs, claims, losses, expenses, mechanic's liens, fees (including without limitation reasonable attorneys' fees


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                                       16
and costs), liability, suits, or causes of action, including without limitation, any mechanics' or materialmens' lien, incurred in connection with or arising out of, the installation, maintenance, operation and/or removal of the Antennas.


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

                                    Exhibit A

                                LEGAL DESCRIPTION

Real Property situate in the City and County of San Diego, State of California, described as follows:

Lot 7 of Resubdivision of Mesa Rim Industrial Park, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 10668, filed in the Office of the County Recorder of San Diego County on June 30, 1983.


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                                       18

                                    EXHIBIT B

               PLAN OF THE COMPLEX AND FLOOR PLAN OF THE PREMISES

                               [GRAPHIC OMITTED]


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                                       19

                                    EXHIBIT C

                            CONSTRUCTION OBLIGATIONS

      1. Defined Terms. All capitalized terms referred to in this Exhibit C (this "Agreement") not defined below shall have the same meaning as defined in the Lease of which this Agreement forms a part.

      2. Construction of Tenant Improvements. Tenant shall construct the Tenant Improvements in accordance with this Agreement and the approved Construction Plans.

      3. Definitions. Each of the following terms shall have the following meaning:

            "Architect" shall mean a qualified architect licensed to do business in the State of California, with experience in designing and documenting projects similar in size, scope and complexity to the Tenant Improvements. Tenant's choice of the Architect shall be subject to Landlord's prior written approval, such approval not to be unreasonably withheld. Architect shall be employed by Tenant and all costs of Architect will be the responsibility of Tenant as part of the Tenant Improvement Cost.

            "Construction Plans" shall mean the complete plans and specifications for the construction of the Tenant Improvements, which shall be in substantial compliance with the Approved Preliminary Plans, consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of the Tenant Improvements. The Construction Plans shall be prepared by Architect, and in all respects shall be in compliance with all applicable laws, rules, regulations, and building codes for the City of San Diego, California.

            "Contractor" shall mean such California licensed general contractor as Landlord and Tenant shall mutually approve, such approval not to be unreasonably withheld. Contractor shall be responsible for construction of the Tenant Improvements. As soon as reasonably possible following the full execution hereof, Tenant shall submit to Landlord the names of not less than three (3) California licensed general contractors with substantial experience in constructing improvements of a size, nature and quality of the Tenant Improvements. Tenant shall provide Landlord with references for all such contractors proposed by Tenant. Within ten (10) days following Landlord's receipt of Tenant's suggested contractors and all other information regarding such contractors as Landlord shall reasonably request, Landlord shall either (i) approve one of the contractors proposed by Tenant, or (ii) disapprove of the contractors proposed by Tenant, along with Notice to Tenant of the reasons for Landlord's disapproval. In the event Landlord reasonably disapproves of the contractors proposed by Tenant, Tenant shall continue to propose qualified licensed general contractors to Landlord until Landlord approves a contractor proposed by Tenant in writing. The contractor so approved by landlord in writing shall be deemed to be the "Contractor" hereunder and shall construct the Tenant Improvements.

            "Landlord's Allowance" is the maximum sum, in the amount set forth in Article 1.12 of the Lease, to be paid by Landlord towards the Tenant Improvement Cost. Notwithstanding anything to the contrary contained herein or in the Lease, in no event shall Landlord have any obligation to pay any costs or expenses incurred in connection with or arising out of the Tenant Improvements in excess of the Landlord's Allowance specified above. In addition, Landlord and Tenant agree that Tenant may expend up to (but not in excess of) Thirty Seven Thousand Two hundred Eighty Six Dollars ($37,286.00) of the Landlord's Allowance on the installation of fiber optic cable to the Building, and data lines and cabling within the Building (the "Cabling Costs"). Landlord shall have no obligation to reimburse Tenant for any Cabling Costs unless and until Tenant shall provide Landlord with bills and/or invoices reasonably acceptable to Landlord evidencing such Cabling Costs. Any and all costs and expenses of installing fiber optic cable to the Building and data lines and cabling within the Building in excess of the Cabling Costs shall be paid for by Tenant at its sole cost and expense and not out of Landlord's Allowance.

            "Premises" means the premises demised under this Lease, in its current "AS-IS, WHERE-IS" condition. Tenant hereby accepts the Premises, Building and Complex in such "AS-IS, WHERE-IS" condition, and agrees that, except for the Landlord's Allowance, Landlord shall have no responsibility for the condition of the Premises, Building or Complex, the use that Tenant intends to make of the Premises, Building or Complex, or the compliance of the Premises, Building or Complex with applicable Laws and Regulations, it being agreed between Landlord and Tenant that the purpose of the Landlord's Allowance is to allow Tenant to make such changes to the Premises, Building or Complex as Tenant shall desire (subject to Landlord's prior approval as specified in this Exhibit
C), including, without limitation, assuring that the Premises, Building and Complex are in compliance with all applicable Laws and Regulations, including the ADA.

            "Tenant's Personal Property" shall mean all personal property constructed or installed in the Premises by Tenant at Tenant's expense, including furniture, fixtures and equipment, but excluding Tenant Improvements.

            "Tenant Improvements" shall mean all interior portions of the Premises to be constructed by Tenant pursuant to this Agreement and the Approved Construction Plans, including but not limited to, electrical systems, heating, ventilating and air conditioning systems ("HVAC"), plumbing and fire sprinkler systems (to the extent such electrical, HVAC, plumbing and fire sprinkler systems are not included in the Premises), interior partitions, floor coverings, acoustical ceilings, interior painting, and similar items.

            "Tenant Improvement Cost" shall mean the costs for construction and installation of the Tenant Improvements, inclusive of the fees charged by Architect. The costs for construction and installation shall include, but not be limited to, the following:

                  (a) architectural / space planning fees and costs charged by Architect in the preparation of the Preliminary Plans, Construction Plans and/or any Change Requests;

                  (b) any and all other fees and costs charged by architects, engineers and consultants in the preparation of the Construction Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Construction Plans, and for processing governmental applications and applications for payment, observing construction of the work, and other customary engineering, architectural, interior design and space planning services;

                  (c) surveys, reports, environmental and other tests and inspections of the site and any improvements thereon necessary for the construction of the Tenant Improvements;

                  (d) labor, materials, equipment and fixtures supplied by the Contractor, its subcontractors and/or materialmen;


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

                  (e) the furnishing and installation of all HVAC duct work, terminal boxes, distributing diffusers and accessories required for completing the heating, ventilating and air conditioning system in the Premises;

                  (f) all electrical circuits, wiring, lighting fixtures, and tube outlets furnished and installed throughout the Premises;

                  (g) all floor coverings in the Premises:

                  (h) all fire and life safety control systems, such as fire walls, sprinklers and fire alarms, including piping, wiring and accessories installed within the Premises;

                  (i) all plumbing, fixtures, pipes and accessories installed within the Premises;

                  (j) fees charged by the city and/or county where the Complex is located (including, without limitation, fees for building permits and plan checks) required for the construction of the Tenant Improvements in the Premises;

                  (k) all taxes, fees, charges and levies by governmental and quasi-governmental agencies for authorization, approvals, licenses and permits; and all sales, use and excise taxes for the materials supplied and services rendered in connection with the installation and construction of the Tenant Improvements;

                  (l) all costs and expenses incurred to comply with all laws, rules, regulations or ordinances of any governmental authority in connection with the construction of the Tenant Improvements.

                  Tenant Improvement Costs shall not include the cost of any of Tenant's Personal Property or the installation thereof, which shall be performed by Tenant at its sole cost and expense. Subject to the payment by Landlord of the Landlord's Allowance in the time and manner specified in Section 12, below, Tenant shall be solely responsible for paying all Tenant Improvement Costs.

      4. Space Plan for Tenant Improvements.

            4.1 Preparations by Architect. The space plan ("Preliminary Plans") for the Tenant Improvements shall be prepared by Architect. Within five (5) business days following execution of the Lease, Tenant and Architect shall develop and provide the Preliminary Plans to Landlord for Landlord's review and approval.

            4.2 Review and Approval. Landlord will either approve the Preliminary Plans in writing, or note changes to be made to the Preliminary Plans in writing, and shall provide such written approval or proposed changes to Architect and Tenant within five (5) business days after receipt of the Preliminary Plans from Architect. In the event changes are necessary, Architect shall make such changes following receipt of the written changes from Landlord and shall provide the revised Preliminary Plans to Tenant and Landlord for approval in writing as soon as possible thereafter, but in no event to exceed three (3) business days.

            4.3 Approved Preliminary Plans. The Preliminary Plans which are approved by both Landlord and Tenant in writing ("Approved Preliminary Plans") shall be used by Architect to develop the Construction Plans.

      5. Construction Plans for Tenant Improvements.

            5.1 Preparation by Architect. Within ten (10) days following approval by Landlord of the Approved Preliminary Plans, Architect and Tenant shall provide Landlord with completed Construction Plans showing (i) Tenant's partition layout and the location and details; (ii) the location of telephone and electrical outlets; (iii) the location, style and dimension of any desired special lighting; (iv) the location, design and style of all doors, floor coverings and wall coverings; (v) the location, design, style and dimensions of cabinets and casework; and (vi) all details, including "cut sheets," for the Tenant Improvements, which shall be in conformity with the Approved Preliminary Plans. The Construction Plans shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction of the Tenant Improvements.

            5.2 Landlord's Review of Construction Plans for Tenant Improvements. Within five (5) business days after receipt of the Construction Plans, Landlord shall notify Tenant in writing of any changes necessary to bring the Construction Plans into substantial conformity with the Approved Preliminary Plans. If any changes requested by Landlord are reasonably necessary to bring the Construction Plans into substantial conformity with the Approved Preliminary Plans, Architect shall make such changes and provide the revised Construction Plans to Landlord for its review and approval, such approval not to be unreasonably withheld or delayed. Within five (5) business days thereafter, Landlord shall either (i) notify Tenant in writing of any changes necessary to bring the Construction Plans into substantial conformity with the Approved Preliminary Plans, or (ii) approve such revised Construction Plans. Architect shall continue to revise the Construction Plans as required by Landlord until Landlord's written approval is received. The Construction Plans approved in writing by Landlord shall be deemed the "Approved Construction Plans."

      6. Contractor. Tenant shall, as soon as reasonably possible, enter into a contract with the Contractor for the construction of the Tenant Improvements (the "Construction Contract"), for a bid price acceptable to Tenant in its sole discretion (the "Approved Bid.") The Construction Contract between Tenant and Contractor shall provide that all Tenant Improvements shall be warranted by Contractor for a period not less than one (1) year, and shall provide that all such warranties are assignable to, and enforceable by, Landlord. Landlord must approve the Construction Contract before Tenant and Contractor execute the same, such approval not to be unreasonably withheld.

      7. Building Permit. Tenant shall be responsible for obtaining a building permit ("Building Permit") for the Tenant Improvements. To the extent requested by Tenant, Landlord shall, at no cost or expense to Landlord, assist Landlord in obtaining the Building Permit. Tenant, the Architect or the Contractor shall submit the Approved Construction Plans to the appropriate governmental body for plan checking and a Building Permit.

      8. Change Requests. No changes to the Approved Construction Plans requested by Tenant (each, a "Change Request") shall be made without Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed, subject to the following:

                  (i) No Change Request shall affect the structure or operating systems of the Complex;

                  (ii) A Change Request shall constitute an agreement by Tenant to any delay in completion of the Tenant Improvements caused by reviewing, processing and implementing the Change Request;


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

                  (iii) Any delays in completion of the Tenant Improvements caused as a result of a Change Request shall not delay the commencement of the term of the Lease from the date specified in Article 1.7 of the Lease. Tenant agrees that the Lease and all obligations of Tenant thereunder (including without limitation the obligation to pay rent) shall commence on the date specified in Article 1.7 of the Lease, notwithstanding any delay in construction of the Tenant Improvements caused by any Change Request;

      Any and all costs incurred in connection with a Change Request approved by Landlord shall be paid for solely by Tenant, including, without limitation, increased architectural or engineering fees and costs, permit re-submittal fees and costs, increased construction costs, costs incurred as a result of any delay in constructing the Tenant Improvements as a result of the Change Request, or any other costs and expenses incurred in connection with or arising out of such Change Request.

      9. Payment of Additional Costs. Following Substantial Completion of the Tenant Improvements and determination of the total Tenant Improvement Cost, to the extent the Tenant Improvement Cost exceeds the Landlord's Allowance (the "Additional Costs"), and such Additional Costs have not previously been paid by Tenant pursuant to Section 10, below, Tenant shall be solely responsible for payment of such Additional Costs.

      10. Payment of Contractor. Once Tenant and Contractor have mutually executed the Construction Contract, Tenant shall be responsible for making monthly progress payments to Contractor in accordance with the Construction Contract, subject to reimbursement by Landlord pursuant to the following procedure. Landlord shall reimburse Tenant each month, within twenty (20) days of receipt of bills or invoices from Tenant representing the current months' payment obligation to the Contractor (the "Monthly Payment"), for that portion of the Monthly Payment determined by taking a fraction, the numerator of which is the Landlord's Allowance, and the denominator of which is the Approved Bid, and multiplying the Monthly Payment by such fraction. Tenant shall be solely responsible for paying the balance of any Monthly Payment as Additional Costs. If the total Approved Bid is in equal to or less than the sum of the Landlord's Allowance, Landlord shall reimburse Tenant each month, within twenty (20) days of receipt of bills or invoices from Tenant representing the current Monthly Payment, for the entire Monthly Payment. It shall be a condition precedent to Landlord's obligation to reimburse Tenant for any Monthly Payment that Tenant shall have provided Landlord with unconditional lien releases and waivers from the Contractor, any subcontractors and/or any material suppliers providing goods or services for the Tenant Improvements, in the form required by California law, whereby such Contractor, any subcontractors and/or any material suppliers unconditionally waive any mechanics' or other statutory lien rights with respect to the current and/or any prior Monthly Payment made or to be made by Landlord to Tenant.

      11. Requirements. All construction and installation of the Tenant Improvements shall be subject to strict conformity with the following requirements:

            (a) Tenant shall give Landlord at least ten (10) days' prior written notice of commencement of the construction of the Tenant Improvements so that Landlord may post notices of non-responsibility in or upon the Premises as provided by law;

            (b) All Tenant Improvements shall be constructed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with the Approved Construction Plans and in full accord with all applicable laws, regulations and ordinances, including without limitation, the ADA. All material, equipment, and articles incorporated in the Tenant Improvements are to be new, and of recent manufacture, and of the most suitable grade for the purpose intended;

            (c) The Contractor shall maintain all of the insurance reasonably required by Landlord, including, without limitation, commercial general liability and workers' compensation insurance in the amounts specified in
Article 9 of the Lease, and builder's risk and course of construction insurance in an amount not less than the total Tenant Improvement Costs. Tenant shall provide Landlord with certificates of insurance evidencing such insurance coverage by Contractor prior to commencing the construction of the Tenant Improvements.

            (d) Landlord may require performance and labor and materialmen's payment bonds issued by a surety approved by Landlord, in a sum equal to the Tenant Improvement Costs, guarantying the completion of the Tenant Improvements free and clear of all liens and other charges in accordance with the Approved Construction Plans. Such bonds shall name Landlord as beneficiary;

            (e) Construction of the Tenant Improvements must be performed in a manner such that it will not interfere with the quiet enjoyment of the other tenants in the Complex;

      12. Liens. Tenant shall keep the Premises, the Building and the Complex in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant in connection with the construction of the Tenant Improvements. In the event a mechanic's or other lien is filed against the Premises, Building or the Complex as a result of a claim arising through Tenant or the Tenant Improvements, Landlord may demand that Tenant furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien claim or demand, indemnifying Landlord against liability for the same and holding the Premises, the Building and Complex free from the effect of such lien or claim. Such bond must be posted within ten (10) days following notice from Landlord. In addition, Landlord may require Tenant to pay Landlord's attorneys' fees and costs in participating in any action to foreclose such lien if Landlord shall decide it is to its best interest to do so. In any event, Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all claims, demands, expenses, actions, judgments, damages, penalties, fines, liabilities, losses, suits, costs and fees, including, but not limited to, reasonable attorneys' fees and expenses, incurred in connection with or related to a claim arising through Tenant or the Tenant Improvements.


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

                                   EXHIBIT "D"

                   RULES AND REGULATIONS ATTACHED TO AND MADE
                               A PART OF THE LEASE

Landlord and Tenant hereby agree that, to the extent that the following rules and regulations are inconsistent with or in conflict with any provisions of the Lease, the provisions of the Lease shall control.

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on the Building or to any part thereof, or which is visible from the outside of the Building, without the prior written consent of Landlord first had and obtained in accordance with the terms and conditions specified in the Lease and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice and at the expense of Tenant.

      All approved signs or lettering on doors shall be printed, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

      Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall that may appear unsightly from outside the Premises.

2. If a directory is located at the Building, it is provided exclusively for the display of the name and location of Tenant only and Landlord reserves the right to exclude any other names therefrom.

3. The sidewalks, passages, exits, entrances, and stairways in and around the Building shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The passages, exits, entrances, stairways, and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Neither Tenant nor any employees or invitees of Tenant shall go upon the roof of the Building.

4. Tenant shall not be permitted to install any additional lock or locks on any door in the Building unless written consent of Landlord shall have first been obtained. Landlord will furnish two keys for every room.

5. The toilets and urinals shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers or other substances of any kind shall be thrown into them. Waste and excessive or unusual use of water shall not be allowed. Tenant shall be responsible for any breakage, stoppage or damage resulting from the violation of this rule by Tenant or its employees or invitees.

6. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

7. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein.

8. The Premises shall not be used for washing clothes, for lodging, or for any improper, objectionable, or immoral purposes.

9. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

10. Landlord will direct electricians as to the manner and location in which telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

11. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

12. Landlord furnishes exterior blinds for each window. Landlord shall approve any additional window covering desired by Tenant.

13. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

14. Tenant shall not disturb, solicit, or canvass any occupant of the Building.

15. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

16. Tenant shall not permit any contractor or other person making any alterations, additions or installations within the Premises to use the hallways, lobby or corridors as storage or work areas without the prior written consent of Landlord. Tenant shall be liable for and shall pay the expense of any additional cleaning or other maintenance required to be performed by Landlord as a result of the transportation or storage of materials or work performed with the Building by or for Tenant.

17. Tenant shall be entitled to use the parking spaces as marked for parking in the Common Areas of the Complex. Tenant agrees that vehicles of Tenant or its employees or agents shall not park in driveways or fire access. Landlord or its agents shall have the right to cause or be removed any car of Tenant, its employees or agents, that may be parked in unauthorized areas, and Tenant agrees to save and hold harmless Landlord, its agents and employees from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle. So long as Tenant and/or its Affiliates are the sole



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      occupants of the Complex, Tenant, its employees, or agents may park campers, trucks or cars on the Building parking areas overnight or over weekends. So long as Tenant and/or its Affiliates are the sole occupants of the Complex, Tenant agrees that Landlord shall have no responsibility or liability for disputes between Tenant and its Affiliates regarding parking. At such time, if any, that Tenant and/or its Affiliates cease to be the sole occupants of the Complex, Tenant agrees that Landlord may impose additional rules and regulations with respect to parking, including, without limitation, to designate parking areas for exclusive purposes such as for Visitors, Delivery, Loading, or other tenants.

18. Landlord reserves the right to make modifications hereto and such other and further rules and regulations as in its sole judgment may be required for the safety, care and cleanliness of the Premises and the Building and for the preservation of good order therein. Tenant agrees to abide by all such rules and regulations.

19. Canvassing, soliciting and peddling is prohibited in the Building and each Tenant shall cooperate to prevent the same.

20. Landlord is not responsible for the violation of any rule contained herein by any other Tenant.

21. Landlord may waive any one or more of these rules for the benefit of any particular Tenant, but no such waiver shall be construed as a waiver of Landlord's right to enforce these rules against any or all Tenants occupying the Building.

22. Tenant is responsible for purchasing and installing a security system if required by law or City ordinance. The cost of purchasing and installation of any such system is the sole cost and expense of Tenant.


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